                                ZERO CORPORATION

                            RETIREMENT SAVINGS PLAN

                           AMENDMENT AND RESTATEMENT
                   TO ADD 401(K) CASH OR DEFERRED ARRANGEMENT
                        EFFECTIVE AS OF JANUARY 1, 1995

                               TABLE OF CONTENTS
                               -----------------

                                                          PAGE
                                                          ----
ARTICLE I
GENERAL..................................................   1
    1.1  Plan Name.......................................   1
    1.2  Effective Dates.................................   1

ARTICLE II
DEFINITIONS..............................................   2
    2.1  Accounts........................................   2
    2.2  Administrative Committee........................   3
    2.3  Affiliated Company..............................   3
    2.4  Annuity Starting Date...........................   3
    2.5  Beneficiary.....................................   4
    2.6  Board of Directors..............................   4
    2.7  Break in Service................................   4
    2.8  Code............................................   5
    2.9  Company.........................................   5
   2.10  Company Additional Contributions................   5
   2.11  Company Basic Contributions.....................   6
   2.12  Company Matching Contributions..................   6
   2.13  Company Stock...................................   6
   2.14  Compensation....................................   6
   2.15  Computation Period..............................   8
   2.16  Distributable Benefit...........................   8
   2.17  Disability Retirement Date......................   8
   2.18  Effective Date..................................   8
   2.19  Election Period.................................   8
   2.20  Eligible Employee...............................   9
   2.21  Employee........................................   9
   2.22  Employee Benefits Committee.....................   9
   2.23  Employee-Plus Contributions.....................   9
   2.24  Employment Commencement Date....................  10
   2.25  Entry Date......................................  10
   2.26  ERISA...........................................  10
   2.27  Highly Compensated Employee.....................  10
   2.28  Hour of Service.................................  13
   2.29  Investment Manager..............................  14
   2.30  Leave of Absence................................  14
   2.31  Normal Retirement...............................  15
   2.32  Normal Retirement Date..........................  15
   2.33  Participant.....................................  15
   2.34  Participation Commencement Date.................  15
   2.35  Participating Company...........................  15
   2.36  Plan............................................  16
   2.37  Plan Administrator..............................  16
   2.38  Plan Year.......................................  16
   2.39  Pre-Tax Contributions...........................  16
   2.40  Prior Plan......................................  16
   2.41  Qualified Election..............................  16

                                                          PAGE
                                                          ----
   2.42  Qualified Joint and Survivor Annuity............  18
   2.43  Qualified Preretirement Survivor Annuity........  18
   2.44  Social Security Taxable Wage Base...............  18
   2.45  Spouse..........................................  18
   2.46  Supplemental Employee Contributions.............  18
   2.47  Total and Permanent Disability..................  18
   2.48  Trust and Trust Fund............................  19
   2.49  Trust Agreement.................................  19
   2.50  Trust Gain or Loss..............................  19
   2.51  Trustee.........................................  19
   2.52  Valuation Date..................................  19
   2.53  Vested Interest.................................  19
   2.54  Year of Service.................................  19

ARTICLE III
ELIGIBILITY AND PARTICIPATION............................  21
   3.1  Eligibility to Participate.......................  21
   3.2  Participation Commencement Date..................  21
   3.3  Participant Elections and Designations...........  21
   3.4  Transfer of Participants.........................  22
   3.5  Participation Upon Reemployment..................  22

ARTICLE IV
PARTICIPANT CONTRIBUTIONS................................  24
   4.1  Election to Contribute...........................  24
   4.2  Participant Contribution Amounts.................  24
   4.3  Modification, Revocation or Termination of
          Contribution Election..........................  25
   4.4  Limitation on Pre-Tax Contributions by Highly
          Compensated Employees..........................  26
   4.5  Provisions for Disposition of Excess Pre-Tax
          Contributions by Highly Compensated
          Employees......................................  29
   4.6  Provisions for Return of Annual Pre-Tax
          Contributions in Excess of the Deferral
          Limitation.....................................  31
   4.7  Character of Amounts Contributed as Pre-Tax
          Contributions..................................  32
   4.8  Participant Rollover Contributions...............  32

ARTICLE V
PARTICIPATING COMPANY CONTRIBUTIONS......................  34
   5.1  General..........................................  34
   5.2  Company Basic Contributions......................  34
   5.3  Pre-Tax Contributions............................  34
   5.4  Company Matching Contributions...................  35
   5.5  Application of Forfeitures.......................  35
   5.6  Transfer Among Participating Companies...........  35
   5.7  Requirement for Profits..........................  35
   5.8  Special Limitations on 401(m) Contributions......  36
   5.9  Provisions for Reduction of Excess 401(m)
          Contributions by or on Behalf of Highly
          Compensated Employees..........................  39

                                                          PAGE
                                                          ----
   5.10  Forfeiture of Company Matching Contributions
           Attributable to Excess Pre-Tax
           Contributions.................................  41
   5.11  Irrevocability..................................  41
   5.12  Adequacy of Trust Fund..........................  42

ARTICLE VI
INVESTMENT AND VALUATION OF ACCOUNTS.....................  43
   6.1  Investment of Participant Accounts...............  43
   6.2  Valuation of Participant Accounts................  44
   6.3  Valuation of Distributable Benefits..............  45
   6.4  Accounting Procedures............................  46

ARTICLE VII
SPECIAL PROVISIONS CONCERNING COMPANY STOCK..............  47
   7.1  Securities Transactions..........................  47
   7.2  Valuation of Company Securities..................  47
   7.3  Allocation of Stock Dividends, Splits and
          Cash Dividends.................................  47
   7.4  Reserved for Plan Modifications..................  48
   7.5  Voting of Company Stock..........................  48
   7.6  Confidentiality Procedures.......................  49
   7.7  Election for Company Stock Distribution..........  50
   7.8  Securities Law Limitation........................  50
   7.9  Investment in Securities Issued by the
          Company or an Affiliated Company...............  50
   7.10 Rules Regarding Section 16 of the Securities
          Exchange Act of 1934...........................  50

ARTICLE VIII
VESTING..................................................  52
   8.1  Vesting..........................................  52

ARTICLE IX
WITHDRAWALS AND LOANS....................................  53
   9.1  Voluntary Withdrawal from Employee
          Supplemental Contributions Account or
          Employee IRA Account...........................  53
   9.2  Withdrawal of Pre-Tax Contributions..............  53
   9.3  Loans............................................  56

ARTICLE X
PAYMENT OF BENEFITS......................................  59
   10.1  Retirement Benefits.............................  59
   10.2  Termination of Employment.......................  59
   10.3  Payment Upon Termination of Employment Due to
           Total and Permanent Disability;
           Reinstatement.................................  60
   10.4  Commencement of Benefits........................  60
   10.5  Normal Form of Benefits.........................  61
   10.6  Optional Forms of Benefits......................  62
   10.7  Explanation of Qualified Joint and Survivor
           Annuity.......................................  64
   10.8  Lump Sum Distributions..........................  64

                                                          PAGE
                                                          ----
   10.9  Election for Direct Rollover of Distributable
           Benefit to Eligible Retirement Plan...........  65
   10.10  Forfeitures, Repayment.........................  67
   10.11  Facility of Payment............................  68
   10.12  Purchase of Annuity Contract To Provide
            Benefits.....................................  68

ARTICLE XI
DEATH BENEFITS...........................................  69
   11.1  Form of Death Benefits Provided.................  69
   11.2  Elections With Respect to Qualified
           Preretirement Survivor Annuity Applicable
           to Participants Who Entered the Plan Prior
           to January 1, 1995............................  70
   11.3  Designation of Beneficiary......................  71

ARTICLE XII
OPERATION AND ADMINISTRATION OF THE PLAN.................  73
   12.1  Plan Administration.............................  73
   12.2  Employee Benefits Committee Powers..............  73
   12.3  Administrative Committee Powers.................  74
   12.4  Investment Committee Powers.....................  75
   12.5  Investment Manager..............................  76
   12.6  Committee Procedures............................  76
   12.7  Compensation of Committees......................  77
   12.8  Resignation and Removal of Members..............  77
   12.9  Appointment of Successors.......................  77
  12.10  Records.........................................  78
  12.11  Reliance Upon Documents and Opinions............  78
  12.12  Requirement of Proof............................  79
  12.13  Reliance on Committee Memorandum................  79
  12.14  Multiple Fiduciary Capacity.....................  79
  12.15  Limitation on Liability.........................  79
  12.16  Indemnification.................................  79
  12.17  Bonding.........................................  80
  12.18  Prohibition Against Certain Actions.............  80
  12.19  Plan Expenses...................................  80
  12.20  Form and Manner of Participant and
           Beneficiary Elections.........................  81

ARTICLE XIII
MERGER OF COMPANY; MERGER OF PLAN........................  82
   13.1  Effect of Reorganization or Transfer of
           Assets........................................  82
   13.2  Merger Restriction..............................  82

ARTICLE XIV
PLAN TERMINATION.........................................  83
   14.1  Plan Termination................................  83
   14.2  Rights of Participants..........................  83
   14.3  Trustee's Duties on Termination.................  83
   14.4  Partial Termination.............................  84

                                                          PAGE
                                                          ----
ARTICLE XV
APPLICATION FOR BENEFITS.................................  85
   15.1  Application for Benefits........................  85
   15.2  Action on Application...........................  85
   15.3  Appeals.........................................  85

ARTICLE XVI
LIMITATIONS ON CONTRIBUTIONS.............................  87
   16.1  General Rule....................................  87
   16.2  Annual Additions................................  87
   16.3  Other Defined Contribution Plans................  87
   16.4  Combined Plan Limitation (Defined Benefit
           Plan).........................................  88
   16.5  Adjustments for Excess Annual Additions.........  90
   16.6  Affiliated Company..............................  91
   16.7  Compensation....................................  91

ARTICLE XVII
RESTRICTION ON ALIENATION................................  93
   17.1  General Restrictions Against Alienation.........  93
   17.2  Nonconforming Distributions Under Court
           Order.........................................  93

ARTICLE XVIII
PLAN AMENDMENTS..........................................  96
   18.1  Amendments......................................  96
   18.2  Retroactive Amendments..........................  96

ARTICLE XIX
MISCELLANEOUS............................................  97
   19.1  No Enlargement of Employee Rights...............  97
   19.2  Mailing of Payments; Lapsed Benefits............  97
   19.3  Addresses.......................................  98
   19.4  Notices and Communications......................  99
   19.5  Reporting and Disclosure........................  99
   19.6  Governing Law...................................  99
   19.7  Interpretation..................................  99
   19.8  Withholding for Taxes............................100
   19.9  Limitation on Company, Participating Company,
           Committees and Trustee Liability...............100
  19.10  Successors and Assigns...........................100
  19.11  Counterparts.....................................100

ARTICLE XX
TOP-HEAVY PLAN RULES......................................101
   20.1  Applicability....................................101
   20.2  Definitions......................................101
   20.3  Top-Heavy Status.................................102
   20.4  Minimum Contributions............................105
   20.5  Maximum Annual Addition..........................106
   20.6  Vesting Rules....................................107
   20.7  Non-Eligible Employees...........................107

LT941720.029

                                ZERO CORPORATION

                            RETIREMENT SAVINGS PLAN


                                   ARTICLE I

                                    GENERAL
1.1  Plan Name.
     ---------

      Effective as of August 1, 1994, this instrument evidences the terms of the "ZERO Corporation Retirement Savings Plan," a tax-qualified profit sharing plan for the Eligible Employees of ZERO Corporation and other Participating Companies.

      For periods prior to August 1, 1994, this instrument evidences the terms of the "ZERO Corporation Pension Plan," a tax-qualified money purchase plan for the Eligible Employees of ZERO Corporation and other Participating Companies.

      The Plan is intended to qualify under Code Section 401(a), and with respect to the portion consisting of a cash or deferred arrangement, to qualify under Code Section 401(k).

1.2  Effective Dates.
     ---------------

      The original Effective Date of this Plan was April 1, 1955. This Amendment and Restatement of the Plan includes all of the provisions of the Plan as in effect as of January 1, 1994, and as of such other dates as expressly provided herein, and in addition, with respect to the provisions of the Plan relating to the qualified cash or deferred arrangement, within the meaning of Code Section 401(k), and Company matching contributions, within the meaning of Code Section 401(m), such provisions as in effect as of January 1, 1995.

                                   ARTICLE II

                                  DEFINITIONS
2.1  Accounts.
     --------

      "Accounts" or "Participant's Accounts" shall mean the following Plan accounts maintained by the Committee for each Participant, as required by
Article VI:

               (a) "Company Basic Contributions Account" shall mean the account established and maintained for each Participant under Article VI for purposes of holding and accounting for amounts which are attributable to Company Basic Contributions in accordance with Section 5.2.

               (b) "Pre-Tax Contributions Account" shall mean the account established and maintained for each Participant to reflect amounts held in the Trust Fund on behalf of such Participant which are attributable to Pre-Tax Contributions by a Participating Company on behalf of the Participant in accordance with Code Section 401(k), as provided in
       Section 5.3.

               (c) "Company Matching Contributions Account" shall mean the account established and maintained for each Participant to reflect amounts held in the Trust Fund on behalf of such Participant which are attributable to Company Matching Contributions by a Participating Company under Section 5.4.

               (d) "Employee-Plus Contributions Account" shall mean the account established and maintained for each Participant under Article VI for purposes of holding and accounting for amounts which are attributable to the "Four Percent Contribution" in accordance with the provisions of the Plan as in effect prior to January 1, 1982.

               (e) "Company Additional Contributions Account" shall mean the account established and maintained for each Participant under Article VI for purposes of holding and accounting for amounts which are attributable to the "Company Profit Sharing Contribution" in accordance with the provisions of the Plan as in effect prior to January 1, 1982.

               (f) "Employee Supplemental Contributions Account" shall mean the account established and maintained for each Participant under Article VI for purposes of holding and accounting for amounts which are attributable to Employee Supplemental Contributions made prior to January 1, 1987.

               (g) "Rollover Account" shall mean the account established and maintained for each Participant under Article VI for purposes of holding and accounting for amounts which are attributable to any Participant rollover contributions in accordance with Article IV.

               (h) "Employee IRA Account" shall mean the account established and maintained for each Participant under Article VI for purposes of holding and accounting for amounts attributable to any Participant contributions designated as "qualified deductible employee contributions," within the meaning of Code Section 219 as in effect prior to January 1, 1987.

2.2  Administrative Committee.
     ------------------------

      "Administrative Committee" shall mean the Committee as appointed from time to time in accordance with Section 12.1.

2.3  Affiliated Company.
     ------------------

      "Affiliated Company" shall mean:

               (a) Any corporation which is included in a controlled group of corporations, within the meaning of Section 414(b) of the Code, that includes a Participating Company,

               (b) Any trade or business which is under common control of a Participating Company within the meaning of Section 414(c) of the Code,

               (c) Any member of an affiliated service group, within the meaning of Section 414(m) of the Code, that includes a Participating Company, and

               (d) Any other entity required to be aggregated with a Participating Company pursuant to regulations under Section 414(o) of the Code.

      Notwithstanding the foregoing, an entity shall be deemed to be an Affiliated Company only with respect to periods during which the test of Code
Section 414(b), (c), (m), or (o), as applicable, is met.

2.4  Annuity Starting Date.
     ---------------------

      "Annuity Starting Date" shall mean the first day of the first period for which an amount is paid as an annuity or in any other form. If a Participant's Distributable Benefit is not paid in the form of an annuity within the meaning of Section 72 of the Code, or is not over

Thirty-Five Hundred Dollars ($3,500), the date of distribution may be treated as the Annuity Starting Date.

2.5  Beneficiary.
     -----------

      "Beneficiary" or "Beneficiaries" means the person or persons last designated by a Participant in accordance with Section 11.3 or, if there is no designated Beneficiary or surviving Beneficiary, the person or persons entitled under Section 11.3 to receive the interest of a deceased Participant.

2.6  Board of Directors.
     ------------------

      "Board of Directors" shall mean the Board of Directors (or its delegate) of ZERO Corporation, as it may from time to time be constituted.

2.7  Break in Service.
     ----------------

      "Break in Service" shall mean a Computation Period during which an individual completes not more than 500 Hours of Service. A Break in Service shall be sustained, or be deemed to occur, on the last day of such Computation Period. Solely for purposes of determining whether an Employee sustains a Break in Service, the provisions of Subsections 2.7(a)-(d) shall apply to an Employee's period of absence for maternity or paternity reasons.

               (a) An Employee's period of absence shall be for maternity or paternity reasons if it is--

                    (i)  By reason of the pregnancy of the Employee,

                    (ii)  By reason of the birth of a child of the Employee,

                    (iii) By reason of the placement of a child with the Employee in connection with the adoption of the child by the Employee, or

                    (iv) For purposes of caring for the child for a period beginning immediately following the birth or placement.

               (b) The number of Hours of Service which shall be credited to an Employee for a period of absence described in Section 2.7(a) above shall be --

                    (i) The number which otherwise would normally have been credited to the Employee but for the absence, or

                    (ii) If the Administrative Committee determines that the number described in (i) above can not be determined, eight (8) Hours of Service per day of such absence;

       provided, however, that the total number of hours treated as Hours of Service under this Section 2.7(b) shall not exceed five hundred one (501) and that these Hours of Service shall be taken into account solely for purposes of determining whether or not the Employee has incurred a Break in Service.

               (c) The Hours described in Section 2.7(b) above shall be credited to the Computation Period --

                    (i) In which the absence from work begins, if the Employee would be prevented from incurring a Break in Service in that Computation Period solely because of such crediting, or

                    (ii) In any other case, in the immediately following Computation Period.

               (d) Subsections 2.7(a)-(c) above shall not apply unless the Employee provides such timely information as the Administrative Committee may reasonably require to establish that --

                    (i) The absence is for reasons described in Section 2.7(a), and

                    (ii) The number of days for which there was such an absence.

2.8  Code.
     ----

      "Code" shall mean the Internal Revenue Code of 1986 and amendments thereto.

2.9  Company.
     -------

      "Company" shall mean ZERO Corporation or any successor thereof, if its successor shall adopt this Plan.

2.10 Company Additional Contributions.
     --------------------------------

      "Company Additional Contributions" shall mean contributions by Participating Companies in accordance with the provisions of the Plan as in effect prior to January 1, 1982.

2.11 Company Basic Contributions.
     ---------------------------

      "Company Basic Contributions" shall mean contributions made by Participating Companies pursuant to Section 5.1(a).

2.12 Company Matching Contributions.
     ------------------------------

      "Company Matching Contributions" shall mean Participating Company contributions that are geared to Participant Pre-Tax Contributions, as provided in Section 5.3 of Article V.

2.13 Company Stock.
     -------------

      "Company Stock" shall mean any class of stock of the Company which both constitutes "qualifying employer securities" as defined in Section 407(d) of ERISA and "employer securities" as defined in Section 409(1) of the Code.

2.14 Compensation.
     ------------
               (a) Except as otherwise provided in Section 16.7, "Compensation" shall mean salary or wages, overtime, bonuses, gratuities (subject to FICA tax), vacation and holiday pay paid by a Participating Company during a Plan Year by reason of services performed by an Employee which are subject to FICA taxes under Section 3121(a) of the Code, determined before reduction pursuant to Section 401(k) of the Code, subject, however, to the following special rules:

                    (i) Fringe benefits, and contributions by a Participating Company to and benefits under any employee benefit plan shall not be taken into account in determining Compensation;

                    (ii) Amounts deducted pursuant to authorization by an Employee or pursuant to requirements of law shall be included in compensation;

                    (iii) Amounts paid or payable by reason of services performed during any period in which an Employee is not a Participant under this Plan shall not be taken into account in determining Compensation;

                    (iv) Amounts not included in the Employee's gross income for his/her current taxable year pursuant to nonqualified deferred compensation plans shall be taken into account in determining Compensation;

                    (v) Amounts included in any Employee's gross income with respect to life insurance as provided by Code Section 79, car allowance, or amounts attributable to personal use of Company-owned automobiles shall not be taken into account in determining Compensation;

                    (vi) Except for the Company's contribution on behalf of the Participant to the ZERO Corporation Employee Stock Purchase Plan, amounts attributed to a plan, program or other arrangement based on or involving Company Stock which would otherwise be treated as compensation shall not be taken into account in determining Compensation.

               (b) "Compensation" of any Employee taken into account under
       Article IV or Article V for any Plan Year that begins on or after January 1, 1989 shall not exceed the annual compensation limit in effect under
       Section 401(a)(17) of the Code on the January 1 coinciding with or immediately preceding the first day of such Plan Year, as provided in this Subsection.

                    (i) "Compensation" of any Employee taken into account for any Plan Year that begins on or after January 1, 1994 shall not exceed $150,000, as that amount is adjusted in accordance with
            Section 401(a)(17)(B) of the Code.

                    (ii) "Compensation" of any Employee taken into account for any Plan Year that begins on or after January 1, 1989 and before January 1, 1994, shall not exceed $200,000, as that amount is adjusted at the same time and in the same manner as under Section 415(d) of the Code.

                    (iii) If Compensation for a period of less than twelve (12) months is used for any Plan Year, then the otherwise applicable annual Compensation limit provided under this Subsection is reduced in the same proportion as the reduction in the twelve-month period.

                    (iv) The family aggregation rules of Section 414(q)(6) of the Code shall apply for purposes of the annual Compensation limit provided under this Subsection, except in applying such rules, the term "family" shall include only the Spouse of the Employee and any lineal descendants of the Employee who have not attained age 19 before the close of the year. If, as a result of the application of such rules the limit is exceeded, then, the limit shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this Subsection prior to the application of this limit.

2.15 Computation Period.
     ------------------

      "Computation Period" shall mean the consecutive twelve-month period used for purposes of determining whether the Employee is to be credited with a Break in Service or a Year of Service. For purposes of determining eligibility to participate in the Plan in accordance with Section 3.1 and a Participant's Vested Interest in his/her Accounts in accordance with Section 8.1, an individual's Computation Period shall be the twelve-month period commencing on his/her Employment Commencement Date and each anniversary thereof.

2.16 Distributable Benefit.
     ---------------------

      "Distributable Benefit" shall mean the value of a Participant's Vested Interest in his/her Accounts under the Plan which is determined and distributable to the Participant, or his/her Beneficiary, in accordance with the provisions of this Plan upon termination of the Participant's employment for any reason.

2.17 Disability Retirement Date.
     --------------------------

      "Disability Retirement Date" shall mean a Participant's retirement date prior to the Normal Retirement Date which is established by a Participating Company for a Participant who is found by the Administrative Committee to have suffered Total and Permanent Disability.

2.18 Effective Date.
     --------------

      "Effective Date" shall mean the effective date of this amended and restated Plan which is January 1, 1994, unless expressly provided herein; provided, however, with respect to the portion of the Plan consisting of a qualified cash or deferred arrangement, within the meaning of Code section 401(k), and matching contributions, within the meaning of Code Section 401(m), "Effective Date" shall mean January 1, 1995.

2.19 Election Period.
     ---------------
      "Election Period" shall mean:

               (a) In the case of a Qualified Election to waive the Qualified Joint and Survivor Annuity, the ninety (90) day period ending on the Annuity Starting Date, or

               (b) In the case of a Qualified Election to waive the Qualified Preretirement Survivor Annuity, the period that begins on the first day the Participant satisfies the eligibility and participation requirements of Article III and ends on the date of the Participant's death.

2.20 Eligible Employee.
     -----------------

      "Eligible Employee" shall include any individual who is employed by a Participating Company, except any Employee who is

               (i) covered by a collective bargaining agreement to which the Participating Company is a party, unless the collective bargaining agreement provides for coverage under this Plan, or

               (ii)  a leased employee as defined in Section 414(n) of the Code.
2.21 Employee.
     --------
               (a) "Employee" shall mean each person currently employed in any capacity by a Participating Company or an Affiliated Company (including a person deemed to be employed by a Participating Company pursuant to Code
       Section 414(n)), any portion of whose income is subject to withholding of income tax by a Participating Company or an Affiliated Company and/or for whom Social Security contributions are made by a Participating Company or Affiliated Company. The term "Employee" shall also include an Employee who is on an approved Leave of Absence, as provided in Section 2.31.

               (b) Although Eligible Employees are the only class of Employees eligible to participate in this Plan, the term "Employee" is used to refer to persons employed in a non-Eligible Employee capacity as well as in the Eligible Employee category.

2.22 Employee Benefits Committee.
     ---------------------------

      "Employee Benefits Committee" shall mean the ZERO Corporation Employee Benefits Committee as appointed from time to time by the Board of Directors of ZERO Corporation.

2.23 Employee-Plus Contributions.
     ---------------------------
      "Employee-Plus Contributions" shall mean the Participant's contributions in accordance with the provisions of the Plan as in effect prior to January 1, 1982.

2.24 Employment Commencement Date.
     ----------------------------

      "Employment Commencement Date" shall mean each of the following:

               (a) The date on which an Employee first performs an Hour of Service in any capacity for a Participating Company or an Affiliated Company with respect to which the Employee is compensated or is entitled to compensation by the Participating Company or the Affiliated Company.

               (b) In the case of an Employee whose employment is terminated and who is subsequently reemployed by a Participating Company or an Affiliated Company after incurring a Break in Service, the term "Employment Commencement Date" shall also mean the first day following the termination of employment on which the Employee performs an Hour of Service for a Participating Company or an Affiliated Company with respect to which he/she is compensated or entitled to compensation by the Participating Company or Affiliated Company.

2.25 Entry Date.
     ----------

      "Entry Date" shall mean the first day of each calendar month.

2.26 ERISA.
     -----

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.27 Highly Compensated Employee.
     ---------------------------

               (a) "Highly Compensated Employee" shall mean any Employee who, during the Plan Year, or the preceding Plan Year,

                    (i)  was at any time a Five-Percent Owner, as defined in
            Section 20.2(b),

                    (ii) received Compensation from a Participating Company in excess of $75,000, as adjusted by the Secretary of the Treasury at the same time and in the same manner as under Section 415(d) of the Code,

                    (iii) received Compensation from a Participating Company in excess of $50,000, as adjusted by the Secretary of the Treasury at the same time and in the same manner as under

            Section 415(d) of the Code, and was in the top-paid group of Employees for such Plan Year, or

                    (iv) was at any time an officer and received Compensation greater than fifty percent (50%) of the amount in effect under
            Section 415(b)(1)(A) of the Code for such Plan Year.

               (b) Determination of a Highly Compensated Employee shall be in accordance with the following special rules:

                    (i) In the case of the Plan Year for which the relevant determination is being made, an Employee not described in Paragraph
            (ii), (iii), or (iv) of (a) above for the preceding Plan Year (without regard to Paragraph (i)) shall not be treated as described in Paragraph (ii), (iii), or (iv) of (a) above unless such Employee is a member of the group consisting of the 100 Employees paid the greatest Compensation during the Plan Year for which such determination is being made.

                    (ii) An Employee shall be treated as a Five-Percent Owner for any Plan Year if at any time during such Plan Year such Employee was a Five-Percent Owner (as defined in Section 20.2(b)).

                    (iii) An Employee is in the top-paid group of Employees for any Plan Year if such Employee is in the group consisting of the top twenty percent (20%) of the Employees when ranked on the basis of Compensation paid during such Plan Year.

                    (iv) For purposes of Section 2.27(a)(iv), no more than fifty (50) Employees (or, if lesser, the greater of three (3) Employees or ten percent (10%) of the Employees) shall be treated as officers. To the extent required by Code Section 414(q), if for any Plan Year no officer of a Participating Company is described in
            Section 2.27(a)(iv), the highest paid officer of a Participating Company for such year shall be treated as described in that section.

                    (v) If any individual is a "family member" with respect to a Five-Percent Owner or of a Highly Compensated Employee in the group consisting of the ten (10) Highly Compensated Employees paid the greatest Compensation during the Plan Year, then

                         (A) such individual shall not be considered a separate
                  Employee, and

                         (B) any Compensation paid to such individual (and any
                  applicable contribution or benefit on behalf of such individual) shall be treated as if it were paid to (or on behalf of) the Five-Percent Owner or Highly Compensated Employee.

            For purposes of this Paragraph (v), the term "family member" means, with respect to any Employee, such Employee's Spouse and lineal ascendants or descendants and the spouses of such lineal ascendants or descendants.

                    (vi) For purposes of this Section 2.27 the term "Compensation" means Compensation as set forth in Section 16.7. The determination under this Paragraph (vi) shall be made without regard to Sections 125, 402(e)(3), and 401(h)(1)(B), and in the case of Participating Company contributions made pursuant to a salary reduction agreement, without regard to Section 403(b).

                    (vii) For purposes of determining the number of Employees in the top-paid group under Section 2.27(a)(iii) above, the following Employees shall be excluded:

                         (A) Employees who have not completed six (6) months of
                  service,

                         (B) Employees who normally work less than 17-1/2 hours
                  per week,

                         (C) Employees who normally work not more than six (6)
                  months during any Plan Year, and

                         (D) Employees who have not attained age 21,

                         (E) Except to the extent provided in Treasury
                  Regulations, Employees who are included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between Employee representatives and a Participating Company, and

                         (F) Employees who are nonresident aliens and who
                  receive no earned income (within the meaning of Section 911(d)(2))
                  from a Participating Company which constitutes income from sources within the United States (within the meaning of Section 861(a)(3)).

            A Participating Company may elect to apply Subparagraphs (A) through
            (D) above by substituting a shorter period of service, smaller number of hours or months, or lower age for the period of service, number of hours or months, or (as the case may be) than as specified in such Subparagraphs.

                    (viii) A former Employee shall be treated as a Highly Compensated Employee if:

                         (A) such Employee was a Highly Compensated Employee
                  when such Employee terminated employment with a Participating Company, or

                         (B) such Employee was a Highly Compensated Employee at
                  any time after attaining age fifty-five (55).

                    (ix) Code Sections 414(b), (c), (m), (n), and (o) shall be applied before the application of this Section 2.27.

               (c) To the extent permissible under Code Section 414(q), the Administrative Committee may determine which Employees shall be categorized as Highly Compensated Employees by applying a simplified method prescribed by the Internal Revenue Service.

2.28 Hour of Service.
     ---------------

               (a) "Hour of Service" of an Employee shall mean the following:

                    (i) Each hour for which the Employee is paid by a Participating Company or an Affiliated Company or entitled to payment for the performance of services as an Employee.

                    (ii) Each hour in or attributable to a period of time during which the Employee performs no duties (irrespective of whether he/she has terminated his/her employment) due to a vacation, holiday, illness, incapacity (including pregnancy or disability), layoff, jury duty, military duty or a Leave of Absence, for which he/she is so paid or so entitled to payment by the Participating Company or an Affiliated Company, whether direct or indirect. However, no such hours shall be credited to an Employee if such Employee is directly or indirectly paid or entitled to payment for such hours and if such payment or entitlement is made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation or disability insurance laws or is a payment which solely reimburses the Employee for medical or medically related expenses incurred by him/her.

                    (iii) Each hour for which he/she is entitled to back pay, irrespective of mitigation of damages, whether awarded or agreed to by the Participating Company or an Affiliated Company, provided that such Employee has not previously been credited with an Hour of Service with respect to such hour under (a)(i) or (ii) above.

               (b) Hours of Service under Section 2.28(a)(ii) and (a)(iii) shall be calculated in accordance with Department of Labor Regulation 29 C.F.R.
       (S) 2530.200b-2(b). Hours of Service shall be credited to the appropriate computation period according to the Department of Labor Regulation (S) 2530.200b-2(c). However, an Employee will not be considered as being entitled to payment until the date when the Participating Company or the Affiliated Company would normally make payment to the Employee for such Hour of Service.

               (c) In lieu of any other method of crediting Hours of Service, in the case of an Employee for whom records of hours worked are not required by applicable law to be kept, forty-five Hours of Service shall be deemed earned for each week for which one or more Hours of Service would be credited pursuant to the preceding provisions of this Section 2.28.

2.29 Investment Manager.
     ------------------

      "Investment Manager" means the one or more Investment Managers, if any, that may be appointed pursuant to Article X.

2.30 Leave of Absence.
     ----------------

      "Leave of Absence" shall mean a leave granted by a Participating Company, in accordance with rules uniformly applied to all Employees, for reasons of health, military or public service or for reasons determined by the Participating Company to be in its best interests. A Participant's employment is not considered terminated for purposes of the Plan if the Employee has been on leave of absence with the consent of a Participating Company, provided that he/she returns to the employ of the Participating Company at the expiration of such leave or such longer period as may be prescribed by law in the case of a Participant who is a member of the armed forces of the United States. Participants who do not return to the employ of the Participating Company within ten days following the end of the leave of absence, or within the required time in case of service with the armed forces, shall be deemed to have terminated their employment as of the date when their leave began, unless such failure to return was the result of their death, Total and Permanent Disability or Normal Retirement.

2.31 Normal Retirement.
     -----------------

      "Normal Retirement" shall mean a Participant's termination of employment on or after attaining the Plan's Normal Retirement Date.

2.32 Normal Retirement Date.
     ----------------------

      "Normal Retirement Date" shall mean the Participant's sixty-fifth (65) birthday.

2.33 Participant.
     -----------

      "Participant" shall mean

               (a) any Eligible Employee who has satisfied the participation requirements set forth in Section 3.1, and commenced participation in accordance with Section 3.2, or

               (b) any person for whom an Account is maintained under the Plan and whose Account, representing such person's interest in the Trust Fund, has not been distributed or otherwise disposed of in accordance with applicable law.

2.34 Participation Commencement Date.
     -------------------------------

      "Participation Commencement Date" shall mean the Entry Date on which an Employee's participation in this Plan may commence in accordance with the provisions of Article III.

2.35 Participating Company.
     ---------------------

      "Participating Company" shall mean the Company and any Affiliated Company which may be included in this Plan by designation of the Board of Directors and which Affiliated Company by appropriate action of its governing body adopts this Plan.

2.36 Plan.
     ----

      "Plan" shall mean, effective as of August 1, 1994, the ZERO Corporation Retirement Savings Plan herein set forth, and as it may be amended from time to time. Prior to August 1, 1994, "Plan" shall mean the ZERO Corporation Pension Plan, as herein set forth.

2.37 Plan Administrator.
     ------------------

      "Plan Administrator" shall mean the administrator of the Plan, within the meaning of Section 3(16)(A) of ERISA. The Plan Administrator shall be ZERO Corporation.

2.38 Plan Year.
     ---------
      "Plan Year" shall mean the calendar year.

2.39 Pre-Tax Contributions.
     ---------------------

      "Pre-Tax Contributions" shall mean those amounts contributed to the Plan as a result of a salary or wage reduction election made by the Participant in accordance with Section 5.3 and other applicable provisions of the Plan, to the extent such contributions qualify for treatment as contributions made under a "qualified cash or deferred arrangement" within the meaning of Section 401(k) of the Code.

2.40 Prior Plan.
     ----------

      "Prior Plan" shall mean the ZERO Corporation Profit Sharing Plan as in effect prior to April 1, 1978.

2.41 Qualified Election.
     ------------------

      "Qualified Election" shall mean any Participant election relating to a waiver of the Qualified Joint and Survivor Annuity or the Qualified Preretirement Survivor Annuity, the election of an optional form, a designation of a Beneficiary, or a consent to an Annuity Starting Date which is prior to Normal Retirement Date, which election acknowledges the effect of such election and is made during the applicable Election Period in accordance with the requirements of this Section 2.41 and in the manner and form as prescribed by the Administrative Committee.

               (a) To the extent required under Section 417 of the Code, no election by a Participant shall be deemed to be a Qualified Election unless the Spouse, if any, of the Participant consents in writing to (i) the designation of any Beneficiary in addition to or other than the Spouse, (ii) the specified optional form of benefit elected by the Participant (including remaining benefits that the Beneficiary may receive), and (iii) if the Annuity Starting Date is prior to the Participant's Normal Retirement Date and benefits are not paid as a Qualified Joint and Survivor Annuity, the Annuity Starting Date. The consent of the Spouse shall acknowledge the effect of such consent and shall be witnessed by a Plan representative or a notary public.

               (b) To the extent required under Section 411(a)(11) and Section 417 of the Code, no election by a Participant to an Annuity Starting Date that is prior to the Participant's Normal Retirement Date shall be deemed to be a Qualified Election unless the Qualified Election is made after the Participant is notified of the right to defer payment to Normal Retirement Date. Such notice must be given at least thirty (30) days and not more than ninety (90) days prior to the Participant's Annuity Starting Date.

               (c) Notwithstanding the requirement for the consent of a Spouse, if the Participant warrants to the Administrative Committee that such written consent may not be obtained because there is no Spouse or the Spouse cannot be located or for any other reason as the Administrative Committee determines to be consistent with the requirements of Section 417 of the Code, a Participant's election without spousal consent may be deemed a Qualified Election; provided, however, that the Administrative Committee may require the Participant in such case to produce such evidence of the Spouse's unavailability or other circumstances as the Administrative Committee deems to be appropriate.

               (d) A Qualified Election under this provision will be valid only with respect to the Spouse who consented to the Qualified Election, or in the event of a Qualified Election in which the Spouse's consent has not been obtained, with respect to a designated Spouse (e.g., that Spouse who cannot be located).

               (e) Any election by a Participant to change a Qualified Election shall be subject to the spousal consent requirements of this Section
       2.41. Subject to the foregoing (relating to a change by a Participant), the consent by a Spouse to a Qualified Election shall be irrevocable. The number of changes in a Qualified Election by a Participant shall not be limited during any applicable Election Period.

               (f) An election by a Participant which, by reason of a failure to obtain required spousal consent could not be given effect when made, may later be given effect if at the relevant date the Participant has no

       Spouse or is not then otherwise required to have spousal consent.

2.42   Qualified Joint and Survivor Annuity.
       ------------------------------------

      "Qualified Joint and Survivor Annuity" means an annuity for the life of the Participant with a survivor annuity for the life of his/her Spouse which is fifty percent (50%) of the amount of the annuity which is payable during the joint lives of the Participant and the Spouse.

2.43   Qualified Preretirement Survivor Annuity.
       ----------------------------------------

      "Qualified Preretirement Survivor Annuity" means a survivor annuity for the life of the surviving Spouse of the Participant.

2.44   Social Security Taxable Wage Base.
       ---------------------------------

      "Social Security Taxable Wage Base" shall mean the maximum amount of "wages" taken into account under the Federal Insurance Contributions Act, as defined and limited in Section 3l2l of the Code, as such amounts are determined under Section 230 of the Social Security Act for each calendar year.

2.45   Spouse.
       ------

      "Spouse" shall mean the person to whom a Participant is married as of the Participant's Annuity Starting Date or, in the case of a Participant who dies prior to his/her Annuity Starting Date, the person to whom the deceased Participant is married on the date of his/her death.

2.46   Supplemental Employee Contributions.
       -----------------------------------

      "Supplemental Employee Contributions" means the Participant's contributions made prior to January 1, 1987.

2.47   Total and Permanent Disability.
       ------------------------------

      An individual shall be considered to be suffering from a Total and Permanent Disability if the Administrative Committee determines that he/she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment. An individual's disabled status shall be determined by the Administrative Committee, based on such evidence as the Administrative Committee determines to be sufficient.

2.48 Trust and Trust Fund.
     --------------------

      "Trust" or "Trust Fund" shall mean the one or more trusts created for funding purposes under the Plan.

2.49 Trust Agreement.
     ---------------

      "Trust Agreement" shall mean that certain Agreement between the Company and the Trustee, or any successor Trustee appointed by the Company, providing for the investment and administration of the Trust Fund.

2.50 Trust Gain or Loss.
     ------------------

      "Trust Gain or Loss" shall mean any realized net income or loss plus or minus any increase or decrease of the fair market value of the assets of the Trust Fund as of a Valuation Date compared with the valuation of the Trust Fund as of the immediately preceding Valuation Date, excluding the amount of any payments to or from the Trust Fund during the period. To the extent the assets of the Trust Fund are allocated to segregated investment funds in accordance with Section 6.1, Trust Gain or Loss shall be determined separately for each such segregated investment fund.

2.51 Trustee.
     -------

      "Trustee" shall mean the Trustee under the Trust Agreement.

2.52 Valuation Date.
     --------------

      "Valuation Date" shall mean the date as of which the Trustee shall determine the value of the assets in the Trust Fund for purposes of determining the value of each Account therein. Such Valuation Date shall be any day that the New York Stock Exchange is open for business.

2.53 Vested Interest.
     ---------------

      "Vested Interest" shall mean the interest of a Participant in the Trust Fund which has become vested and nonforfeitable pursuant to the provisions of
Article VIII.

2.54 Year of Service.
     ---------------

      An Employee's Years of Service credit shall be determined in accordance with the following provisions of this Section 2.54.

               (a) "Year of Service" shall mean a Computation Period during which the Employee completes one thousand (1,000) or more Hours of Service for a Participating Company or an Affiliated Company.

               (b) In no instance will an Employee be credited with more than one (1) Year of Service with respect to service performed in a single Computation Period.

               (c) In the case of an Employee who sustains one or more Breaks in Service before he/she has any Vested Interest in his/her Accounts, Years of Service prior to the first such Break shall be disregarded if the number of consecutive Breaks in Service equals or exceeds the greater of
       (i) five Breaks in Service (5), or (ii) the number of Years of Service (computed taking this Subsection 2.54(c) into account) prior to the first such Break.

                                  ARTICLE III

                         ELIGIBILITY AND PARTICIPATION

3.1  Eligibility to Participate.
     --------------------------

               (a) Every Eligible Employee shall become eligible to participate in the Plan on the Entry Date coinciding with or immediately following the date he/she completes at least one (1) Year of Service.

               (b) If an Employee who is not an Eligible Employee becomes an Eligible Employee, he/she shall become eligible to participate in the Plan as of the Entry Date coinciding with or immediately following the later of (i) the date he/she becomes an Eligible Employee, or (ii) the date he/she completes at least one (1) Year of Service.

               (c) Subject to the provisions of Section 3.5, if an Eligible Employee ceases to be an Eligible Employee he/she shall again become eligible to participate in the Plan as of the Entry Date coinciding with or immediately following the later of (i) the date he/she again becomes an Eligible Employee, or (ii) the date he/she completes at least one (1) Year of Service.

3.2  Participation Commencement Date.
     -------------------------------

               The Participation Commencement Date of an Eligible Employee shall be the Entry Date coinciding with or next following the date on which he/she satisfies the requirements set forth in Section 3.1.

3.3  Participant Elections and Designations.
     --------------------------------------
               (a) An Eligible Employee who has satisfied the requirements of
       Section 3.1 above may elect to make Pre-Tax Contributions effective as of the first day of any full payroll period coinciding with or following his/her Participation Commencement Date by filing a Pre-Tax Contribution election prior to the first day of such payroll period in accordance with rules and procedures established by the Administrative Committee pursuant to the provisions of Article IV. To the extent required by the Administrative Committee, a Pre-Tax Contribution election shall be filed within a prescribed time period prior to becoming effective.

               (b) Prior to his/her Participation Commencement Date, an Eligible Employee shall take such actions and complete such forms as may be prescribed or approved by the Administrative Committee, including the designation of investment funds for the investment of contributions allocated to his/her Accounts, as provided in Article VI, and the designation of a Beneficiary or Beneficiaries to receive any payment which may be due under the Plan upon his/her death, as provided in Section 11.3.

               (c) It shall be the responsibility of each Participant to verify that the investment of his/her Accounts under the Plan is in accordance with his investment designation, and to periodically review his/her Beneficiary designation. It shall also be the responsibility of an Eligible Employee who elects to contribute to this Plan to verify that amounts of his/her Pre-Tax Contributions are in accordance with his/her Pre-Tax Contribution election.

3.4  Transfer of Participants.
     ------------------------

      A Participant who is transferred from one Participating Company to another Participating Company shall continue as a Participant, to vest in accordance with Section 8.1, and if such Participant continues to be an Eligible Employee following such transfer, Company Basic Contributions shall continue to be made on his/her behalf as provided in Section 5.2 and such Participant shall be eligible to make Pre-Tax Contributions in accordance with Article IV. A Participant who is transferred from a Participating Company to an Affiliated Company which has not elected to be a Participating Company shall continue as a Participant and to vest in accordance with Section 8.1, but shall no longer have Company Basic Contributions made on his/her behalf under Article V or be eligible to make Pre-Tax Contributions under Article IV.

3.5  Participation Upon Reemployment.
     -------------------------------

      If an Employee's employment with a Participating Company terminates and he/she is subsequently rehired as an Eligible Employee, he/she shall be eligible to commence or recommence participation immediately, provided he/she satisfies or has satisfied the requirements of Section 3.1.

                         [PAGE 23 PURPOSELY LEFT BLANK]

                                   ARTICLE IV

                           PARTICIPANT CONTRIBUTIONS

4.1  Election to Contribute.
     ----------------------

               (a) Effective as of January 1, 1995, each Eligible Employee who has satisfied the requirements of Section 3.1 may elect to make Pre-Tax Contributions by filing a Pre-Tax Contribution election in accordance with Section 3.2 in which he/she elects to have a whole percentage of Compensation contributed to the Plan for each payroll period that the contribution election is in effect, as provided in Section 4.2.

               (b) A Participant's Pre-Tax Contribution election shall be effective as of the date determined in accordance with Section 3.2. Such contribution election shall remain in effect until it is modified, revoked or terminated, pursuant to Section 4.3, or until the Participant ceases to be an Eligible Employee. A Pre-Tax Contribution election shall be made in such form and manner as the Administrative Committee shall prescribe or approve.

               (c) A Participant's Pre-Tax Contributions shall be made by payroll deduction and an amount equal to such Pre-Tax Contributions shall be paid by the Participating Company to the Trustee in accordance with
       Section 5.3.

               (d) Effective as of January 1, 1987, a Participant shall not be permitted to make Supplemental Employee Contributions or any other "after-tax" contributions to the Plan.

4.2  Participant Contribution Amounts.
     --------------------------------

      Participant Pre-Tax Contribution amounts shall be subject to the limitations of this Section 4.2, in addition to such other limitations as may be provided elsewhere in this Plan.

               (a) The amount of a Participant's Pre-Tax Contributions for each payroll period for which his/her election to make Pre-Tax Contributions is in effect shall be in whole percentage amounts of the Participant's Compensation for each such payroll period, up to the maximum amount permissible under applicable law. The minimum permissible Pre-Tax Contribution by a Participant for any payroll period shall be one percent (1%) of Compensation for such payroll period.

               (b) In general, no Participant shall be permitted to make Pre-Tax Contributions in excess of the dollar limitation on the exclusion of elective deferrals from the Participant's gross income under Section 402(g) of the Code, as in effect with respect to the taxable year of the Participant (hereinafter referred to as the "Deferral Limitation"). In the event a Participant's Pre-Tax Contributions under this Plan, or the total amount of his elective deferrals, within the meaning of Code
       Section 402(g)(3), under all plans of the Participating Company and any Affiliated Company, exceed the Deferral Limitation for any reason, such excess elective deferrals, and any income allocable thereto, shall be returned to the Participant in accordance with Section 4.6.

               (c) The Administrative Committee may prescribe such rules as it deems necessary or appropriate regarding a Participant's Pre-Tax Contributions under this Plan, including rules regarding the maximum amount that any Participant may contribute and the timing of a contribution election. These rules shall apply to all Eligible Employees, except to the extent that the Administrative Committee prescribes special or more stringent rules applicable only to Highly Compensated Employees.

4.3  Modification, Revocation or Termination of Contribution Election.
     ----------------------------------------------------------------

               (a) Subject to the limitations of this Article IV, a Participant may modify his/her Pre-Tax Contribution election, effective as of the first day of a future payroll period that coincides with or immediately follows any January 1 or July 1, by filing a notice of such modification prior to the start of the payroll period.

               (b) A Participant may revoke his/her Pre-Tax Contribution election, effective as of the first day of any future payroll period, by filing notice of such revocation prior to the start of the payroll period. A Participant who revokes his/her Pre-Tax Contribution election shall not be eligible to resume Pre-Tax Contributions for at least six
       (6) months from the effective date of the revocation.

               (c) The Administrative Committee may require the notice of modification or revocation of a Pre-Tax Contribution election to be filed within a prescribed time period prior to the effective date of such modification or revocation. A Participant's modification or revocation of his/her Pre-Tax Contribution election shall remain in effect throughout that Plan Year and all subsequent Plan Years until the Participant makes a new Pre-Tax Contribution election pursuant to Section 4.1.

               (d) A Participant's Pre-Tax Contribution election shall automatically terminate if he/she ceases to be an Eligible Employee. If he/she again becomes an Eligible Employee and desires to again contribute a portion of his/her Compensation, it shall be his/her responsibility to make a new Pre-Tax Contribution election pursuant to Section 4.1 in order to resume contributions.

               (e) The Administrative Committee may prescribe such rules as it deems necessary or appropriate regarding the modification, revocation or termination of a Participant's Pre-Tax Contribution election.

4.4  Limitation on Pre-Tax Contributions by Highly Compensated Employees.
     -------------------------------------------------------------------

      With respect to each Plan Year, Participant Pre-Tax Contributions under the Plan for the Plan Year shall not exceed the limitations on contributions on behalf of Highly Compensated Employees under Section 401(k) of the Code, as provided in this Section. In the event that Pre-Tax Contributions under this Plan on behalf of Highly Compensated Employees for any Plan Year exceed the limitations of this Section for any reason, such excess contributions and any income allocable thereto shall be returned to the Participant as provided in
Section 4.5.

               (a) The Pre-Tax Contributions by a Participant for a Plan Year shall satisfy the Average Deferral Percentage test set forth in (i)(A) below, or the alternative Average Deferral Percentage test set forth in
       (i)(B) below, and to the extent required by regulations under Code
       Section 401(m), also shall satisfy the test identified in (ii) below:

                    (i) (A) The "Actual Deferral Percentage" for Eligible Employees who are Highly Compensated Employees shall not be more than the "Actual Deferral Percentage" of all other Eligible Employees multiplied by 1.25, or

                    (i) (B) The excess of the "Actual Deferral Percentage" for Eligible Employees who are Highly Compensated Employees over the "Actual Deferral Percentage" for all other Eligible Employees shall not be more than two percentage points, and the "Actual Deferral

                  Percentage" for Highly Compensated Employees shall not be more than the "Actual Deferral Percentage" of all other Eligible Employees multiplied by 2.00.

                    (ii) Average Contribution Percentage for Highly Compensated Employees eligible to participate in this Plan and a plan of the Company or an Affiliated Company that is subject to the limitations of Section 401(m) of the Code including, if applicable, this Plan, shall be reduced in accordance with Section 5.9, to the extent necessary to satisfy the requirements of Treasury Regulations
            Section 1.401(m)-2.

               (b) For the purposes of the limitations of this Section, the following definitions shall apply:

                    (i) "Actual Deferral Percentage" means, with respect to Eligible Employees who are Highly Compensated Employees and all other Eligible Employees for a Plan Year, the average of the Deferral Percentages, calculated separately for each Eligible Employee in such group.

                    (ii) "Deferral Percentage" means for any Eligible Employee the ratio of the amount of Pre-Tax Contributions under the Plan allocated to the Eligible Employee for such Plan Year to such Employee's "Compensation" for such Plan Year. An Eligible Employee's Pre-Tax Contributions may be taken into account for purposes of determining his Deferral Percentage for a particular Plan Year only if such Pre-Tax Contributions are allocated to the Eligible Employee as of a date within that Plan Year. For purposes of this rule, an Eligible Employee's Pre-Tax Contributions shall be considered allocated as of a date within a Plan Year only if (A) the allocation is not contingent upon the Eligible Employee's participation in the Plan or performance of services on any date subsequent to that date, and (B) the Pre-Tax Contribution is actually paid to the Trust no later than the end of the twelve month period immediately following the Plan Year to which the contribution relates. In accordance with regulations issued by the Secretary of the Treasury, Participating Company contributions on behalf of an Participant that satisfy the requirements of Code Section 401(k)(3)(D)(ii) shall also be taken into account for the purpose of determining the Deferral Percentage of such Participant.

                    (iii) "Eligible Employee" includes any Employee directly or indirectly eligible to make Pre-Tax Contributions at any time during the Plan Year, including any otherwise Eligible Employee during a period of suspension due to a hardship withdrawal, as prescribed by the Secretary of the Treasury in regulations under Code Section 401(k).

                    (iv) "Compensation" means Compensation determined by the Administrative Committee in accordance with the requirements of
            Section 414(s) of the Code, including, to the extent elected by the Administrative Committee, amounts deducted from an Employee's wages or salary that are excludable from income under Sections 125 and 402(e)(3) of the Code.

               (c) In the event that as of the last day of a Plan Year this Plan satisfies the requirements of Section 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans which include arrangements under Code Section 401(k), then this Section shall be applied by determining the Actual Deferral Percentages of Eligible Employees as if all such plans were a single plan, in accordance with regulations prescribed by the Secretary of the Treasury under Section 401(k) of the Code.

               (d) For the purposes of this Section, the Deferral Percentage for any Highly Compensated Employee who is a participant under two or more Code Section 401(k) arrangements of the Company or an Affiliated Company shall be determined by taking into account the Highly Compensated Employee's Compensation under each such arrangement and contributions under each such arrangement which qualify for treatment under Code
       Section 401(k), in accordance with regulations prescribed by the Secretary of the Treasury under Section 401(k) of the Code.

               (e) If an Eligible Employee (who is also a Highly Compensated Employee) is subject to the family aggregation rules in Section 2.27, the combined Actual Deferral Percentage for the family group (which is treated as one Highly Compensated Employee) shall be the Actual Deferral Percentage determined by combining the Pre-Tax Contributions, amounts treated as Pre-Tax Contributions under Code Section 401(k)(3)(D)(ii), and Compensation of all eligible family members.

               (f) For purposes of this Section, the amount of Pre-Tax Contributions by a Participant who is not a Highly Compensated Employee for a Plan Year shall be reduced by any Pre-Tax Contributions in excess of the

       Deferral Limitation which have been distributed to the Participant under Section 4.6, in accordance with regulations prescribed by the Secretary of the Treasury under Section 401(k) of the Code.

               (g) The determination of the Deferral Percentage of any Participant shall be made after applying the provisions of Section 16.5 relating to certain limits on Annual Additions under Section 415 of the Code.

               (h) The determination and treatment of Pre-Tax Contributions and the Actual Deferral Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

               (i) The Administrative Committee shall keep or cause to have kept such records as are necessary to demonstrate that the Plan satisfies the requirements of Code Section 401(k) and the regulations thereunder, in accordance with regulations prescribed by the Secretary of the Treasury.

4.5     Provisions for Disposition of Excess Pre-Tax Contributions by Highly
        --------------------------------------------------------------------
        Compensated Employees.
        ---------------------

               (a) The Administrative Committee shall determine, as soon as is reasonably possible following the close of each Plan Year, if the Actual Deferral Percentage test is satisfied for the Plan Year. If, pursuant to the determination by the Administrative Committee, any or all of a Highly Compensated Employee's Pre-Tax Contributions must be reduced to enable the Plan to satisfy the Actual Deferral Percentage test, then any excess Pre-Tax Contributions by a Highly Compensated Employee, and any income allocable thereto shall, if administratively feasible, be distributed to the Participant not later than two and one-half (2-1/2) months following the close of the Plan Year in which such excess Pre-Tax Contributions were made, but in any event no later than the close of the first Plan Year following the Plan Year in which such excess Pre-Tax Contributions were made (after withholding any applicable income taxes due on such amounts). Recharacterization of excess Pre-Tax Contributions as Participant after-tax contributions shall not be permitted.

               (b) The Administrative Committee shall determine the amount of any excess Pre-Tax Contributions by Highly Compensated Employees for a Plan Year by application of the leveling method set forth in Treasury Regulation Section 1.401(k)-1(f)(2) under which the Deferral Percentage of the Highly Compensated Employee who has the highest such percentage for such Plan Year is reduced to the extent required (i) to enable the Plan to satisfy the Actual Deferral Percentage test, or (ii) to cause such Highly Compensated Employee's Deferral Percentage to equal the Deferral Percentage of the Highly Compensated Employee with the next highest Deferral Percentage. This process shall be repeated until the Plan satisfies the Actual Deferral Percentage test. For each Highly Compensated Employee, the amount of excess Pre-Tax Contributions shall be equal to the total Pre-Tax Contributions (plus any amounts treated as Pre-Tax Contributions) made or deemed to be made by such Highly Compensated Employee (determined prior to the application of the foregoing provisions of this Subsection (b)) minus the amount determined by multiplying the Highly Compensated Employee's Deferral Percentage (determined after application of the foregoing provisions of this Subsection (b)) by his Compensation.

               (c) The determination and correction of excess Pre-Tax Contributions of a Highly Compensated Employee whose Actual Deferral Percentage is determined under the family aggregation rules in Section
       4.4 shall be accomplished by reducing the Actual Deferral Percentage as required under Subsections (a) and (b) above and allocating the excess Pre-Tax Contributions for the family unit in proportion to the Pre-Tax Contributions of each family member that are combined to determine the Actual Deferral Percentage.

               (d) For purposes of satisfying the Actual Deferral Percentage test, income allocable to a Participant's excess Pre-Tax Contributions, as determined under (b) above, shall be determined in accordance with any reasonable method used by the Plan for allocating income to Participant Accounts, provided such method does not discriminate in favor of Highly Compensated Employees and is consistently applied to all Participants for all corrective distributions under the Plan for a Plan Year.

               (e) The Administrative Committee shall not be liable to any Participant (or his/her Beneficiary, if applicable) for any losses caused by misestimating the amount of any Pre-Tax Contributions in excess of the limitations of this Article IV and any income allocable to such excess.

               (f) To the extent required by regulations under Section 401(k) or 415 of the Code, any excess Pre-Tax Contributions with respect to a Highly

       Compensated Employee shall be treated as Annual Additions under
       Article XVI for the Plan Year for which the excess Pre-Tax Contributions were made, notwithstanding the distribution of such excess in accordance with the provisions of this Section.

4.6     Provisions for Return of Annual Pre-Tax Contributions in Excess of the
        ----------------------------------------------------------------------
        Deferral Limitation.
        -------------------

      In the event a Participant's elective deferrals, within the meaning of Code Section 402(g)(3), for any calendar year exceed the Deferral Limitation, such excess elective deferrals shall be returned to the Participant as provided in this Section 4.6.

               (a) In the event that due to error or otherwise, a Participant's Pre-Tax Contributions under this Plan for any calendar year exceed the Deferral Limitation for such calendar year (without regard to elective deferrals under any other plan), the Administrative Committee shall notify the Plan of the amount of the excess Pre-Tax Contributions, and such excess Pre-Tax Contributions, together with income allocable thereto, shall be distributed to the Participant on or before the first April 15 following the close of the calendar year in which such excess Pre-Tax Contributions were made.

               (b) If in any calendar year, a Participant makes Pre-Tax Contributions under this Plan and additional elective deferrals, within the meaning of Code Section 402(g)(3), under any other plan maintained by the Participating Company or an Affiliated Company, and the total amount of the Participant's elective deferrals under this Plan and all such other plans exceed the Deferral Limitation, the Participating Company and each Affiliated Company maintaining a plan under which the Participant made any elective deferrals shall notify the affected plans, and corrective distributions of the excess elective deferrals, and any income allocable thereto, shall be made from one or more such plans, to the extent determined by the Participating Company and each Affiliated Company. All corrective distributions of excess elective deferrals shall be made on or before the first April 15 following the close of the calendar year in which the excess elective deferrals were made.

               (c) Income on Pre-Tax Contributions in excess of the Deferral Limitation shall be calculated in accordance with 4.5(d).

               (d) The Administrative Committee shall not be liable to any Participant (or his Beneficiary, if applicable) for any losses caused by misestimating the amount of any Pre-Tax Contributions in excess of the limitations of this Article IV and any income allocable to such excess.

               (e) In the event a Participant's Pre-Tax Contributions for any calendar year exceed the Deferral Limitation solely by reason of the Participant's elective deferrals under a plan maintained by an unrelated Participating Company, such excess Pre-Tax Contributions shall not be returned to the Participant, but shall be held in the Participant's Pre-Tax Contributions Account until distribution can be made in accordance with the provisions of this Plan.

               (f) To the extent required by regulations under Section 402(g) or 415 of the Code, Pre-Tax Contributions with respect to a Participant in excess of the Deferral Limitation shall be treated as Annual Additions under Article XVI for the Plan Year for which the excess Contributions were made, unless such excess is distributed to the Participant in accordance with the provisions of this Section.

4.7    Character of Amounts Contributed as Pre-Tax Contributions.
       ---------------------------------------------------------

      Unless otherwise specifically provided to the contrary elsewhere in this Plan, Pre-Tax Contributions pursuant to a Participant's contribution election described above in Section 4.1 (and which qualify for treatment under Code
Section 401(k) and are contributed to the Trust Fund pursuant to Article VI) shall be treated, for federal and state income tax purposes, as Participating Company contributions.

4.8  Participant Rollover Contributions.
     ----------------------------------

               (a) Subject to the approval of the Administrative Committee, all or part of "eligible rollover distribution," as defined in Code Section 402(c)(4), from a plan that is a qualified plan under Code Section 401(a), may be transferred to this Plan by means of a direct rollover contribution on behalf of an Eligible Employee. Any direct rollover contribution on behalf of an Eligible Employee shall be in cash and shall be credited to a Rollover Account established for such Eligible Employee in accordance with rules which the Administrative Committee shall prescribe from time to time. A Participant's Rollover Account shall not be subject to distribution except as expressly provided under the terms of this Plan.

               (b) An Eligible Employee who makes a direct rollover contribution to the Plan prior to the date he/she satisfies the eligibility and participation requirements of Article III shall be treated as a Participant for purposes of the Plan provisions relating to the maintenance, valuation, investment and distribution of Accounts; provided, however, such Employee shall not be treated as a Participant for purposes of eligibility to receive an allocation of any Company Basic Contributions under the Plan prior to his/her Participation Commencement Date.

                                   ARTICLE V

                      PARTICIPATING COMPANY CONTRIBUTIONS

5.1  General.
     -------

      Subject to the requirements and restrictions of this Article V, and of
Article XVI, and subject also to the amendment or termination of the Plan, each Participating Company shall contribute to the Plan in accordance with this
Article V.

5.2  Company Basic Contributions.
     ---------------------------

               (a) As of the last day of each Plan quarter, a Participating Company shall contribute to the Company Basic Contributions Account of a Participant an amount equal to the sum of (i) plus (ii) below, where

                    (i) is equal to four percent (4%) of the Participant's Compensation for such Plan quarter that does not exceed the Social Security Taxable Wage Base, as determined by taking into account the Participant's Plan Year Compensation to date, and

                    (ii) is equal to eight percent (8%) of the Participant's Compensation for such Plan quarter that is in excess of the Social Security Taxable Wage Base, as determined by taking into account the Participant's Plan Year Compensation to date.

               (b) Participating Company contributions for a Plan quarter in accordance with this Section 5.1 shall be allocated to a Participant's Company Basic Contributions Account as soon as administratively practicable following the last day of such Plan quarter.

5.3  Pre-Tax Contributions.
     ---------------------

      Each Participating Company shall make a Pre-Tax Contribution on behalf of each Participant who is an Eligible Employee of such Participating Company in an amount equal to the amount of the Pre-Tax Contribution elected by the Participant in accordance with Article IV, provided such Pre-Tax Contribution qualifies for tax treatment under Code Section 401(k). A Pre-Tax Contribution on behalf of a Participant for a payroll period shall be paid to the Trustee and allocated to the Participant's Pre-Tax Contribution Account as soon as administratively practicable following the last day of such payroll period, but in no event later than ninety (90) days following the last day of the payroll period.

5.4  Company Matching Contributions.
     ------------------------------

               (a) As of the last day of each pay period, the Participating Company shall make a Company Matching Contribution for each Participant who is an Eligible Employee of such Participating Company, and elects to make Pre-Tax Contributions, in an amount equal to the "applicable percentage" of the Participant's Pre-Tax Contributions for the pay period. The "applicable percentage" for the pay period shall be equal to fifty percent (50%) of the Participant's Pre-Tax Contributions with respect to the first one percent (1%) of the Participant's Compensation for the pay period, and twenty-five percent (25%) of the Participant's Pre-Tax Contributions with respect to the next four percent (4%) of the Participant's Compensation for the pay period.

               (b) Any Company Matching Contributions for a pay period shall be paid to the Trustee and allocated to the Participant's Company Matching Contributions Account as soon as administratively practicable following the last day of such pay period.

5.5  Application of Forfeitures.
     --------------------------

      Any amounts attributable to Company Basic Contributions that are forfeited during the Plan Year in accordance with Section 8.10(a) shall be applied as soon as practicable to reduce future Company Basic Contributions.

5.6  Transfer Among Participating Companies.
     --------------------------------------

      A Participant whose employment is transferred during a Plan Year from one Participating Company to another Participating Company shall participate in the allocation of the Basic Company Contribution under Section 5.2 of each such Participating Company to the extent of his/her proportionate Compensation as an Eligible Employee from each Participating Company during the Plan Year in question. Any Pre-Tax Contribution election in effect for such Participant as of the date of the transfer shall continue in effect with respect to Compensation payable after the transfer, until modified or revoked by the Participant in accordance with Section 4.3.

5.7  Requirement for Profits.
     -----------------------

      Any contributions by a Participating Company under this Plan may be made without regard to current or accumulated profits for the Participating Company's tax year; provided, however, the Plan is des igned to qualify as a profit sharing plan for purposes of Section 401(a), et seq. of the Code.
                                     -------

5.8  Special Limitations on 401(m) Contributions.
     -------------------------------------------

         With respect to each Plan Year, any Company Matching Contributions, as defined in Section 401(m) of the Code, or employee "after-tax contributions," as defined in regulations under Section 401(m) of the Code, under the Plan for the Plan Year (hereafter referred to collectively as "401(m) Contributions") shall not exceed the limitations on such contributions by or on behalf of Highly Compensated Employees under Section 401(m) of the Code, as provided in this Section. In the event that 401(m) Contributions under this Plan by or on behalf of Highly Compensated Employees for any Plan Year exceed the limitations of this Section for any reason, such excess 401(m) Contributions and any income allocable thereto shall be disposed of in accordance with Section 5.9.


               (a) 401(m) Contributions by and on behalf of Participants for a Plan Year shall satisfy the Average Contribution Percentage test set forth in (i)(A) below or the alternative Average Contribution Percentage test set forth in (i)(B) below, or to the extent required by regulations under Code Section 401(m), shall satisfy the test identified in (ii) below.
                    (i) (A) The Average Contribution Percentage for Eligible Employees who are Highly Compensated Employees shall not be more than the Average Contribution Percentage of all other Eligible Employees multiplied by 1.25, or

                    (i) (B) The excess of the Average Contribution Percentage for Eligible Employees who are Highly Compensated Employees over the Average Contribution Percentage for all other Eligible Employees shall not be more than two (2) percentage points, and the Average Contribution Percentage for the Highly Compensated Employees shall not be more than the Average Contribution Percentage of all other Eligible Employees multiplied by 2.00.

                    (ii) The Average Contribution Percentage for Highly Compensated Employees eligible to participate in this Plan and a plan of the Participating Company or an Affiliated Company that satisfies the requirements of Section 401(k) of the Code, including, if applicable, this Plan, shall be reduced to the extent necessary to satisfy the requirements of Treasury Regulations Section 1.401(m)-2 or similar such rule relating to the multiple use of the alternative test described in
            (i) (B) above.

               (b) For purposes of this Article V, the following definitions shall apply:

                    (i) "Average Contribution Percentage" means, with respect to a group of Eligible Employees for a Plan Year, the average of the Contribution Percentage, calculated separately for each Eligible Employee in such group.

                    (ii) The "Contribution Percentage" means for any Eligible Employee the percentage determined by dividing the sum of 401(m) Contributions under the Plan on behalf of each Eligible Employee for such Plan Year, by such Eligible Employee's Compensation for such Plan Year in accordance with regulations prescribed by the Secretary of the Treasury under Code Section 401(m). A Company Matching Contribution shall be taken into account for a Plan Year only if it is (A) made on account of a Participant's Pre-Tax Contributions for the Plan Year; (B) allocated to the Participant's Company Matching Contributions Account during that Plan Year; and (C) actually paid to the Trust no later than the end of the twelve month period immediately following the Plan Year to which the contribution relates. To the extent determined by the Administrative Committee and in accordance with regulations issued by the Secretary of the Treasury under Code Section 401(m)(3), Pre-Tax Contributions on behalf of an Eligible Employee and any qualified nonelective contributions, within the meaning of Code Section 401(m)(4)(C), on behalf of an Eligible Employee may also be taken into account for purposes of calculating the Contribution Percentage of such Eligible Employee, but shall not otherwise be taken into account. However, if Company Matching Contributions are taken into account for purposes of determining the Actual Deferral Percentage of an Eligible Employee for a Plan Year under Section 4.4 then such matching contributions shall not be taken into account under this Section.

                    (iii) "Eligible Employee" means for a Plan Year, any Eligible Employee directly or indirectly eligible to have a Company Matching Contribution allocated to his account, including any otherwise Eligible Employee during a period of suspension due to a Hardship withdrawal, in accordance with regulations prescribed by the Secretary of the Treasury under Code Section 401(k).

                    (iv) "Compensation" means Compensation determined by the Administrative Committee in accordance with Section 414(s) of the Code, including to the extent determined by the Administrative Committee, amounts deducted from an Employee's wages or salary that are not currently includible in the Employee's gross income by reason of the application of Code Section 402(e)(3), 125, or 129.

               (c) In the event that as of the last day of a Plan Year this Plan satisfies the requirements of Section 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Section 410(b) of the Code only if aggregated with this Plan, then this Section shall be applied by determining the Contribution Percentages of Eligible Employees as if all such plans were a single plan, in accordance with regulations prescribed by the Secretary of the Treasury under Section 401(m) of the Code.

               (d) For the purposes of this Section, the Contribution Percentage for any Eligible Employee who is a Highly Compensated Employee under two or more Code Section 401(a) plans of a Participating Company or an Affiliated Company to the extent required by Code Section 401(m), shall be determined in a manner taking into account the participant contributions and matching contributions for such Eligible Employee under each of such plans.

               (e) If an Eligible Employee (who is also a Highly Compensated Employee) is subject to the family aggregation rules in Section 2.27, the combined Average Contribution Percentage for the family group (which is treated as one Highly Compensated Employee) shall be the Average Contribution Percentage determined by combining the 401(m) Contributions, amounts treated as matching contributions under Code Section 401(m)(3), and Compensation of all the eligible family members.

               (f) The determination of the Contribution Percentage of any Participant shall be made after first applying the provisions of Section
       16.5 relating to certain limits on Annual Additions under Section 415 of the Code, then applying the provisions of Section 4.6 relating to the return of Pre-Tax Contributions in excess of the Deferral Limitation, then applying the provisions of
       Section 4.5 relating to certain limits under Section 401(k) of the Code imposed on Pre-Tax Contributions of Highly Compensated Employees and last, applying the provisions of Section 5.10 relating to the forfeiture of matching contributions attributable to excess deferrals or contributions.

                (g) The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

               (h) The Administrative Committee shall keep or cause to have kept such records as are necessary to demonstrate that the Plan satisfies the requirements of Code Section 401(m) and the regulations thereunder, in accordance with regulations prescribed by the Secretary of the Treasury.

5.9     Provisions for Reduction of Excess 401(m)
        -----------------------------------------
        Contributions by or on Behalf of
        ---------------------------------
        Highly Compensated Employees.
        ----------------------------

               (a) The Administrative Committee shall determine, as soon as is reasonably possible following the close of the Plan Year, if 401(m) Contributions by or on behalf of Highly Compensated Employees satisfy the Average Contribution Percentage test for such Plan Year. If, pursuant to the determination by the Administrative Committee, 401(m) Contributions by or on behalf of a Highly Compensated Employee must be reduced to enable the Plan to satisfy the Average Contribution Percentage test, then the Administrative Committee shall take the following steps:

                    (i) First, any excess after-tax contributions that were not matched by matching contributions, and any income allocable thereto, shall be distributed to the Highly Compensated Employee.

                    (ii)  Second, if any excess remains after the provisions of
            (i) above are applied, to the extent necessary to eliminate the excess, any matching contributions on behalf of the Highly Compensated Employee, any corresponding after-tax contributions, and any income allocable thereto, shall be forfeited, to the extent forfeitable under the Plan, or distributed to the Highly Compensated Employee, to the extent nonforfeitable under the Plan (after withholding any applicable income taxes on such amounts).

                    (iii) If administratively feasible, excess 401(m) Contributions including any income allocable thereto, shall be distributed to Highly Compensated Employees, or, to the extent forfeitable, forfeited, within two and one-half (2-1/2) months following the close of the Plan Year for which the excess Contributions were made, but in any event no later than the end of the first Plan Year following the Plan Year for which the excess Contributions were made, notwithstanding any other provision in this Plan.

                    (iv) Any amounts of excess matching contributions forfeited by Highly Compensated Employees under this Section, including any income allocable thereto, shall be applied in accordance with
            Section 5.6.

               (b) The Administrative Committee shall determine the amount of any excess 401(m) Contributions made by or on behalf of Highly Compensated Employees for a Plan Year by application of the leveling method set forth in Proposed Treasury Regulation Section 1.401(m)-1(e)(2) under which the Contribution Percentage of the Highly Compensated Employee who has the highest such percentage for such Plan Year is reduced, to the extent required (i) to enable the Plan to satisfy the Average Contribution Percentage test, or (ii) to cause such Highly Compensated Employee's Contribution Percentage to equal the Contribution Percentage of the Highly Compensated Employee with the next highest Contribution Percentage. This process shall be repeated until the Plan satisfies the Average Contribution Percentage test. For each Highly Compensated Employee, the amount of excess 401(m) Contributions shall be equal to the total 401(m) Contributions (plus any amounts treated as matching contributions) made on behalf of such Highly Compensated Employee (determined prior to the application of the foregoing provisions of this Subsection (b)) minus the amount determined by multiplying the Highly Compensated Employee's Contribution Percentage (determined after the application of the foregoing provisions of this Subsection (b)) by his Compensation.

               (c) The determination and correction of excess 401(m) Contributions made by and on behalf of a Highly Compensated Employee whose Average Contribution Percentage is determined under the family aggregation rules in Section 5.8 shall be accomplished by reducing the Average Contribution Percentage as required under Subsections (a) and (b) above and allocating the excess 401(m) Contributions for the family unit in proportion to the 401(m) Contributions of each family member that are combined to determine the Average Contribution Percentage.

               (d) For purposes of satisfying the Average Contribution Percentage test, income allocable to a Participant's excess 401(m) Contributions, as determined under (b) above, shall be determined in accordance with any reasonable method used by the Plan for allocating income to Participant Accounts, provided such method does not discriminate in favor of Highly Compensated Employees and is consistently applied to all Participants for all corrective distributions under the Plan for a Plan Year.

               (e) The Administrative Committee shall not be liable to any Highly Compensated Employee (or his Beneficiary, if applicable) for any losses caused by misestimating the amount of any excess 401(m) Contributions on behalf of a Highly Compensated Employee and the income attributable to such excess.

               (f) To the extent required by regulations under Section 401(m) or 415 of the Code, any 401(m) Contributions in excess of the limitations of
       Section 5.8 forfeited by or distributed to a Highly Compensated Employee in accordance with this Section shall be treated as an Annual Addition under Article XV for the Plan Year for which the excess contribution was made, notwithstanding such forfeiture or distribution.

5.10    Forfeiture of Company Matching Contributions
        --------------------------------------------
        Attributable to Excess Pre-TaxContributions.
        --------------------------------------------

            To the extent any Company Matching Contributions allocated to a Participant's Company Matching Contributions Account are attributable to excess Pre-Tax Contributions required to be distributed to the Participant in accordance with Section 4.5 or 4.6, such Company Matching Contributions, including any income allocable thereto, shall be forfeited and applied to reduce future Company Matching Contributions, notwithstanding that such Company Matching Contributions may otherwise be nonforfeitable under the terms of the Plan.

5.11   Irrevocability.
       --------------

           A Participating Company shall have no right or title to, nor interest in, the contributions made to the Trust Fund, and no part of the Trust Fund shall revert to a Participating Company except that on and after the Effective Date funds may be returned to a Participating Company as follows:

               (a) In the case of a Participating Company contribution which is made by a mistake of fact, that contribution may be returned to the Participating Company within one (1) year after it is made.

               (b) All Participating Company contributions are hereby conditioned upon the Plan initially satisfying all of the requirements of Code Section 401(a) with respect to such Participating Company. If the Plan does not initially qualify with respect to a Participating Company, any or all such contributions with respect to such Participating Company may be returned to the Participating Company within one year after the date of IRS denial of the qualification of the Plan. Participant contributions shall be returned to Participants.

               (c) All Participating Company contributions to the Plan are conditioned on deductibility under Code Section 404. In the event a deduction is disallowed for any such contribution by a Participating Company such contribution may be returned to such Participating Company.

5.12    Adequacy of Trust Fund.
        ----------------------

            Except as provided above, the Company, Participating Companies, the Committees and Trustee shall not be liable or responsible for the adequacy of the Trust Fund to meet and discharge any or all payments and liabilities hereunder. All Plan benefits will be paid only from the Trust assets, and neither the Company, Participating Companies, the Committees nor the Trustee shall have any duty or liability to furnish the Trust with any funds, securities or other assets except as expressly provided in the Plan. Except as required under the Plan or Trust or under Part 4 of Title I of ERISA, the Company and the Participating Companies shall not be responsible for any decision, act or omission of the Trustee, the Committees, or the Investment Manager (if applicable), and shall not be responsible for the application of any moneys, securities, investments or other property paid or delivered to the Trustee.

                                  ARTICLE VI

                     INVESTMENT AND VALUATION OF ACCOUNTS

6.1    Investment of Participant Accounts.
       ----------------------------------

               (a) Except as provided in (b) or (c) below, the assets of the Trust Fund shall be invested by the Trustee based on instructions from the Investment Committee.

               (b) Effective as of January 1, 1994, to the extent determined by the Investment Committee, each Participant shall have the right to direct the investment of all or a portion of his/her Accounts among segregated investment funds made available for this purpose, subject to (c) below. The Investment Committee shall select the investment funds that shall be available for Participant-directed investments, and in its discretion may add or reduce the number and type of investment funds that will be available for investment in any Plan Year.

               (c) In addition, effective as of January 1, 1995, each Participant who elects to make Pre-Tax Contributions shall also have the right to direct the investment of all or a portion of his/her Pre-Tax Contributions Account and Company Matching Contributions Account in the Company Stock investment fund established and maintained for this purpose in accordance with Article VII. Investment in the Company Stock investment fund shall be limited to Pre-Tax Contributions and Company Matching Contributions Accounts and no Participant shall have the right to direct the investment of any other Accounts in the Company Stock investment fund.

               (d) The Administrative Committee shall establish rules relating to the investment direction of Participant Accounts in the segregated investment funds, as follows:

                    (i) Each Participant shall file an investment direction with the Administrative Committee that specifies one or more of the available investment funds in which future contributions on his/her behalf and his/her existing Account balances are to be invested. Investments of future contributions by or on behalf of a Participant in any available investment fund, and the transfer of all or a portion of a Participant's existing Account balances between investment funds, shall be in any percentage increments or dollar amounts permitted by the Administrative Committee.

                    (ii) The Administrative Committee shall prescribe dates as of which investment directions shall be effective, and time periods within which such investment directions must be filed with the Administrative Committee. A Participant's investment direction shall continue to apply until the Participant files a new direction with the Administrative Committee.

                    (iii) The Administrative Committee shall forward Participant investment directions to the Trustee, or shall authorize another procedure such as the use of telephonic communications, in order to implement the Participant's directions.

                    (iv) If a Participant fails to designate the investment funds in which any portion of his/her Accounts subject to his/her investment direction is to be invested, the Administrative Committee shall direct the Trustee to invest such portion of the Participant's Accounts into a fund designated by the Investment Committee for such purpose.

               (e) Investment funds may, from time to time, hold cash or cash equivalent investments (including interests in any fund maintained by the Trustee as provided in the Trust Agreement) resulting from investment transactions relating to the property of said Fund; provided, however, that neither the Committees, the Company, a Participating Company, the Trustee, nor any other person shall have any duty or responsibility to cause such funds to be held in cash or cash equivalent investments for investment purposes. In the case of any investment fund under the management and control of an Investment Manager appointed by the Employee Benefits Committee, in accordance with Section 10.5, neither the Committees, the Company, a Participating Company, the Trustee, nor any other person shall have any responsibility or liability for investment decisions made by such Investment Manager.

6.2     Valuation of Participant Accounts.
        ---------------------------------

               (a) In order to account for the allocated interest of each Participant in the Trust Fund, there shall be established and maintained for each Participant the Accounts described in Section 2.1.

               (b) As of each Valuation Date, the Trustee shall determine the fair market value of the assets of the Trust Fund. The Trustee also shall value the assets of the Trust Fund sixty (60) days after the removal or resignation of the Trustee.

               (c) As of each Valuation Date, the Administrative Committee shall value or cause to have valued the Accounts of Participants so as to reflect a proportionate share in any Trust Gain or Loss, as determined by the Trustee as of that date.

               (d) If any portion of a Participant's Pre-Tax Contribution Account or Company Matching Contributions Account is invested in the Company Stock investment fund, the value of such portion shall be determined in accordance with Section 7.2, based upon the number of shares of Company Stock, and fractional shares, if any, that are allocated to such Participant's Accounts and the proportionate share of any cash or cash equivalents held in such Company Stock investment fund.

6.3     Valuation of Distributable Benefits.
        -----------------------------------

                (a) For purposes of determining a Participant's Distributable Benefit under this Plan, the value of a Participant's Accounts shall be determined in accordance with rules prescribed by the Administrative Committee, subject, however, to the following provisions:

                      (i) Unless the provisions of (ii) below apply, if a Participant's employment terminates for any reason other than death, the value of a Participant's Accounts shall be determined as soon as administratively practicable after the quarterly Valuation Date coinciding with or next following the date on which a properly completed application for payment of the Participant's Distributable Benefit, including the Participant's Qualified Election, and such other forms as may be required by the Administrative Committee in order to process the distribution, are received by the Administrative Committee.

                      (ii) If a Participant's employment terminates for any reason other than death and the value of such Participant's Accounts at the Participant's Annuity Starting Date does not exceed Thirty-Five Hundred Dollars ($3,500), the value of the Participant's Accounts shall be determined as soon as administratively practicable after the earlier of (A) the quarterly Valuation Date coinciding with or next following the date the Administrative Committee receives the

            Participant's properly completed application for the payment, and such other forms as may be required by the Committee to process the payment, or (B) the quarterly Valuation Date coinciding with or next following the expiration of the ninety (90) day period after the Participant is furnished with such application and forms, including any tax notice required under Code Section 402(f).

                      (iii) In the case of a Participant's death, the value of a Participant's Accounts for purposes of determining the Participant's Distributable Benefit shall be determined as soon as administratively practicable after the quarterly Valuation Date coinciding with or next following the date on which the Committee has been furnished with such forms as the Administrative Committee may require and any documents and information (including but not limited to proof of death, facts demonstrating the identity and entitlement of any Beneficiary or other payee, and any and all releases) necessary to distribute such Participant's Accounts.

                      (iv) The value of a Participant's Accounts shall be increased or decreased (as appropriate) by any amounts properly allocable under the terms of this Plan to his/her Accounts that occurred on or after the most recent Valuation Date or for any other reason were not otherwise reflected in the valuation of his/her Accounts on such Valuation Date.

               (b) Neither the Committees, the Company, a Participating Company, nor the Trustee shall have any responsibility for any increase or decrease in the value of a Participant's Accounts as a result of any valuation made under the terms of this Plan.

6.4     Accounting Procedures.
        ---------------------

           The Administrative Committee shall establish accounting procedures for the purpose of making the allocations, valuations and adjustments to Participants' Accounts provided for in this Article VI. From time to time the Administrative Committee may modify such accounting procedures for the purpose of achieving equitable, nondiscriminatory, and administratively feasible allocations among the Accounts of Participants in accordance with the general concepts of the Plan and the provisions of this Article VI.

                                  ARTICLE VII

                              SPECIAL PROVISIONS
                           CONCERNING COMPANY STOCK

7.1    Securities Transactions.
       -----------------------

           The Trustee may acquire Company Stock in the open market or from the Company or any other person, including a party in interest. No commission will be paid in connection with the Trustee's acquisition of Company Stock from a party in interest. Neither the Company, nor the Administrative Committee, nor any Trustee have any responsibility or duty to time any transaction involving Company Stock in order to anticipate market conditions or changes in Company Stock value. Neither the Company, nor the Administrative Committee nor any Trustee have any responsibility or duty to sell Company Stock held in the Trust Fund in order to maximize return or minimize loss.

7.2    Valuation of Company Securities.
       -------------------------------

           When it is necessary to value Company Stock held by the Plan, the value will be the current fair market value of the Company Stock, determined in accordance with applicable legal requirements.

               (a) If the Company Stock is publicly traded, fair market value will be based on the most recent closing price in public trading, as reported in The Wall Street Journal or any other publication of general
                   -----------------------
       circulation designated by the Administrative Committee, unless another method of valuation is required by the standards applicable to prudent fiduciaries.

               (b) If the Company Stock cannot be valued on the basis of its closing price in recent public trading, fair market value will be determined by the Company in good faith based on all relevant factors for determining the fair market value of securities. Relevant factors include an independent appraisal by a person who customarily makes such appraisals, if an appraisal of the fair market value of the Company Stock as of the relevant date was obtained.

7.3     Allocation of Stock Dividends, Splits and Cash Dividends.
        --------------------------------------------------------

            Company Stock received by the Trust as a result of a Company Stock dividend, Company Stock split or a cash dividend received by the Trustee on Company Stock held in Participants' Accounts will be allocated following the date of such dividend or split among such Participant Accounts pro rata in accordance with procedures established by the Administrative Committee.

7.4     Reserved for Plan Modifications.
        -------------------------------

7.5     Voting of Company Stock.
        -----------------------

           Unless otherwise required under applicable law, the Trustee shall have no discretion or authority to vote Company Stock held in the Trust on any matter presented for a vote by the stockholders of the Company except in accordance with timely directions received by the Trustee from Participants.

               (a) Each Participant shall be entitled to direct the Trustee as to the voting of all Company Stock allocated and credited to his Account. Each Participant shall be entitled to direct the voting of a portion of unallocated Company Stock held in the Company Stock investment fund, with such portion equal to the total number of shares of such unallocated Company Stock multiplied by a fraction the numerator of which is the value of the Account balance of such Participant invested in Company Stock as of the most recent Valuation Date preceding the date on which such vote occurs and the denominator of which is the total value of the Account balances of all Participants invested in Company Stock as of the most recent Valuation Date preceding the date as of which such vote occurs.

               (b) All Participants entitled to direct such voting shall be notified by the Company, pursuant to its normal communications with shareholders, of each occasion for the exercise of such voting rights within a reasonable time before such rights are to be exercised. Such notification shall include all information distributed to shareholders either by the Company or any other party regarding the exercise of such rights. Such participants shall be so entitled to direct the voting of fractional shares (or fractional interests in shares), provided, however, that the Trustee may, to the extent possible, vote the combined fractional shares (or fractional interests in shares) so as to reflect the aggregate direction of all Participants giving directions with respect to fractional shares (or fractional interests in shares). To the extent that a Participant shall fail to direct the Trustee as to the exercise of voting rights arising under any Company Stock credited to his Accounts, the Trustee shall vote such stock in the same ratio that the stock is voted by the Participants who exercised their voting rights, unless otherwise required under applicable law. The Trustee shall maintain confidentiality with respect to the voting directions of all Participants.

               (c) No Participant shall be a Named Fiduciary (as that term is defined in ERISA Section 402(a)(2)) with respect to Company Stock for which he/she has the right to direct the voting under the Plan solely by reason of exercising voting rights pursuant to this Section 7.5.

               (d) In the event a court of competent jurisdiction shall issue an opinion or order to the Plan, the Company or the Trustee, which shall, in the opinion of counsel to the Company or the Trustee, invalidate under ERISA, in all circumstances or in any particular circumstances, any provision or provisions of this Section regarding the manner in which Company Stock held in the trust shall be voted or cause any such provision or provisions to conflict with ERISA, then, upon notice thereof to the Company or the Trustee, as the case may be, such invalid or conflicting provisions of this Section shall be given no further force or effect. In such circumstances the Trustee shall nevertheless have no discretion to vote Company Stock held in the Trust unless required under such order or opinion but shall follow instructions received from Participants, to the extent such instructions have not been invalidated. To the extent required to exercise any residual fiduciary responsibility with respect to voting, the Trustee shall take into account in exercising its fiduciary judgment, unless it is clearly imprudent to do so, directions timely received from Participants.

7.6     Confidentiality Procedures.

            In its sole discretion, the Administrative Committee may establish procedures intended to ensure the confidentiality of information relating to Participant transactions involving Company Stock, including the exercise of voting, tender and similar rights. In the event the Administrative Committee establishes such confidentiality procedures, the Administrative Committee shall also be responsible for ensuring the adequacy of the confidentiality procedures and monitoring compliance with such procedures. The Administrative Committee may, in its sole discretion, appoint an independent fiduciary to carry out any activities that it determines involve a potential for undue Company influence on Participants with respect to the exercise of their rights as shareholders.

7.7     Election for Company Stock Distribution.
        ---------------------------------------

           If any portion of a Participant's Distributable Benefit is invested in Company Stock, the Participant may elect to receive that portion of the his/her Distributable Benefit in full shares of Company Stock in lieu of a single sum cash payment of the value of such shares. The value of any partial shares shall be distributed in cash. Within a reasonable period of time (at least thirty (30) days) prior to the Participant's Annuity Starting Date, the Administrative Committee shall notify the Participant of any right he/she may have to elect to have payment made in the form of a Company Stock distribution in lieu of a cash distribution. Any such election shall be irrevocable. If, after receiving notification of his/her right to elect payment in the form of Company Stock in lieu of cash, the Participant fails to file an election for a Company Stock distribution, the value of the Participant's Distributable Benefit held in the Company Stock investment fund shall be payable in cash in accordance with the applicable provisions of this Plan.

7.8     Securities Law Limitation.
        -------------------------

           Neither the Administrative Committee nor the Trustee shall be required to engage in any transaction, including, without limitation, directing the purchase or sale of Company Stock, which either determines in its sole discretion might tend to subject itself, its members, the Plan, the Company, or any Participant or Beneficiary to a liability under federal or state securities laws.

7.9     Investment in Securities Issued by the Company or an Affiliated Company.
        -----------------------------------------------------------------------

            Unless the appropriate registration statement is filed with the Securities and Exchange Commission, no amount in excess of any Participating Company contributions to the Plan shall be allocated to the purchase of securities issued by the Company or any company directly or indirectly controlling, controlled by, or under common control with the Company.

7.10    Rules Regarding Section 16 of the Securities Exchange Act of 1934.
        -----------------------------------------------------------------

            To the extent required to satisfy the requirements of 17 CFR Section 240.16b-3(c) or a successor to such provision having similar effect, the formula set forth in the Plan that determines the amount, price, and timing of contributions to any Participant in the Plan who is subject to Section 16 of the

Securities Exchange Act of 1934 and provisions of the Plan that determine the eligibility to participate of persons who are subject to Section 16 of the Securities Exchange Act of 1934, shall not be amended more than once every six
(6) months, other than to comply with changes in the Code, ERISA, or the rules thereunder.

            To the extent consistent with the requirements of 17 CFR Section 240.16b-3 or a successor to such provision having similar effect, any Participant-directed transaction pursuant to an election made by any Participant in the Plan who is subject to Section 16 of the Securities Exchange Act of 1934 may, to the extent required by such rules, shall be deemed by such Participant to be an irrevocable election and may be subject to other restrictive conditions as are determined to be required by or not inconsistent with such provision.

            With respect to persons subject to Section 16 of the Securities Exchange Act of 1934, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Securities Exchange Act of 1934. To the extent any provision of the Plan or action by the Plan Administrator, or its delegate, fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Plan Administrator, or its delegate.

                                 ARTICLE VIII

                                    VESTING
8.1    Vesting.
       -------

               (a) Each Participant shall at all times have a one hundred percent (100%) Vested Interest in his/her Accounts under the Plan other than the Participant's Company Basic Contributions Account.

               (b) Each Participant who completes an Hour of Service on or after January 1, 1989 shall have a Vested Interest in his/her Company Basic Contributions Account according to the table set forth below:


          Number of Years           Percentage of Vested Company
          of Service                Contributions Account Vested
          ---------------           ---------------------------

          Less than five years                    0%
          Five years or more                    100%

               (c) Each Participant who does not complete one Hour of Service on or after January 1, 1989 shall have a Vested Interest in his/her Company Basic Contributions Account in accordance with the provisions of this Section 8.1 as in effect prior to January 1, 1989.

               (d) Notwithstanding the foregoing, a Participant shall have a one hundred percent (100%) Vested Interest in his/her Company Basic Contributions Account upon attainment of his/her Normal Retirement Date while an Employee of a Participating Company or an Affiliated Company, or, if earlier, in the event of death or Total and Permanent Disability while an Employee of a Participating Company or an Affiliated Company.

               (e) If the vesting schedule under the Plan is amended or if the Plan is amended in any way that directly or indirectly affects the computation of a Participant's Vested interest, each Participant who has completed at least three (3) Years of Service may elect, within a reasonable time after the adoption of the amendment, to continue to have his/her Vested Interest computed under the Plan without regard to such amendment. The period during which the election may be made shall commence with the date the amendment is adopted and shall end on the latest of: (i) 60 days after the amendment is adopted; (ii) 60 days after the amendment is effective; or (iii) 60 days after the Participant is issued written notice of the amendment.

                                  ARTICLE IX

                             WITHDRAWALS AND LOANS

9.1     Voluntary Withdrawal from Employee Supplemental
        -----------------------------------------------
        Contributions Account or Employee IRA Account.
       ----------------------------------------------

               (a) Subject to (c) below, a Participant may make a Qualified Election during the applicable Election Period to withdraw from his/her Employee Supplemental Contributions Account the lesser of

                    (i) the amount he/she has contributed to such Account and to his/her Prior Plan "Savings Account" less any previous withdrawals from such Account or from his/her Prior Plan "Savings Account," or

                    (ii) the value of his/her Employee Supplemental Contributions Account, determined by reference to the Valuation Date coinciding with or next preceding the date on which the withdrawal is paid to the Participant.

       Any amount which cannot be withdrawn from an Employee Supplemental Contributions Account because of the limitations set forth in (i) and
       (ii) above, shall nevertheless remain in such Account, for subsequent disposition in accordance with Article X.

               (b) Subject to (c) below, a Participant may make a Qualified Election to withdraw the value of his/her Employee IRA Account, determined by reference to the Valuation Date coinciding with or next preceding the date the withdrawal is paid to the Participant.

               (c) No withdrawal may be made within twelve (12) months of another withdrawal.

9.2     Withdrawal of Pre-Tax Contributions.
        -----------------------------------

            To the extent permissible under the provisions of this Section, while still an Employee, a Participant may make a withdrawal of his/her Pre-Tax Contributions.

               (a) A Participant may make a withdrawal of his Pre-Tax Contributions, exclusive of any earnings thereon, following a determination by the Administrative Committee that such Participant has a Hardship need and such withdrawal is necessary on account of such Hardship need, as provided in this Section 9.2. Any determination of Hardship shall be in accordance with regulations promulgated under
       Section 401(k) of the Code and shall be in accordance with rules of uniform application which the Administrative Committee may from time to time prescribe.

               (b) "Hardship" shall mean a need created by an immediate and heavy financial need of the Participant which is distributable to:

                    (i) expenses for medical care described in Section 213(d) of the Code previously incurred by the Employee, the Employee's Spouse, children, or dependents, or necessary for such persons to obtain medical care described in Code Section 213(d).

                    (ii) costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Employee.

                    (iii) payment of tuition and related educational fees for the next twelve (12) months of post-secondary education for the Employee, or the Employee's Spouse, children or dependents.

                    (iv) payments necessary to prevent the eviction of the Employee from, or a foreclosure on the mortgage of, the Employee's principal residence.

       In addition to the above, a Hardship need may include any amounts necessary to pay any federal, state, or local income taxes or penalties anticipated to result from a Hardship distribution.

           (c) A Hardship distribution shall be considered as necessary to satisfy an immediate and heavy financial need of the Employee only if:

                    (i) The distribution is not in excess of the amount of the Hardship need of the Participant.

                    (ii) The Employee has obtained all distributions, other than Hardship distributions, and all nontaxable (at the time of the loan) loans under all plans maintained by the Participating Company.

                    (iii) The Employee's Pre-Tax Contributions under this Plan shall be suspended for at least twelve (12) months after the receipt of the Hardship distribution, and any elective contributions and employee contributions under all qualified and non-qualified plans of deferred compensation maintained by the Participating Company, including a stock option, stock purchase, or similar plan, or a cash or deferred arrangement that is part of a cafeteria plan within the meaning of Code Section 125, will be suspended under the terms of each such plan, or in accordance with the terms of an otherwise legally enforceable agreement, for at least twelve (12) months after the receipt of the Hardship distribution.

                    (iv) The Plan and all other plans maintained by the Participating Company limit the Employee's elective contributions for the Employee's taxable year immediately following the taxable year of the Hardship distribution to the Deferral Limitation under
            Section 402(g) of the Code for such taxable year minus the amount of such Employee's elective contributions for the taxable year of the Hardship distribution.

       For purposes of determining a Hardship need, a Participant's resources shall be deemed to include those assets of his/her Spouse and minor children that are reasonably available to the Participant.

               (d) The minimum Hardship withdrawal amount shall be $1,000. A Participant who makes a Hardship withdrawal shall not be eligible again to make a Hardship withdrawal prior to the fifth anniversary of the date of his/her most recent Hardship withdrawal.

               (e) A Participant may request a Hardship withdrawal by submitting a written request for such withdrawal in a form satisfactory to the Administrative Committee, together with any supporting documentation which the Administrative Committee in its sole discretion may require. The applicable Valuation Date for purposes of determining the amount available for withdrawal and processing such withdrawal shall be a Valuation Date that is as soon as administratively practicable after the Participant's properly completed form requesting distribution, together with all required documentation, is received and approved by the Administrative Committee. The distribution of a Hardship withdrawal shall be made in cash.

               (f) Subject to a determination by the Committee in accordance with the requirements of this Section 9.2(f), in the event he/she incurs a Total and Permanent Disability, a Participant who has not incurred a severance may elect distribution of all or a part of the value of his/her Pre-Tax Contributions Account. The applicable Valuation Date for purposes of determining the amount available for distribution by reason of a Participant's Total and Permanent Disability and processing such distribution shall be a Valuation Date that is within a reasonable time following the date the Participant's properly completed form requesting distribution, together with all required documentation, is received and approved by the Administrative Committee. The distribution shall be made in cash as soon as administratively practicable after the applicable Valuation Date.

               (g) A Participant may elect the investment fund or funds from which a Hardship withdrawal or disability distribution will be made, but in the absence of such election, the distribution will be divided among the funds in the same proportion as the Participant's Pre-Tax Contributions Account is invested in such funds.

9.3     Loans.
        -----

               (a) The Administrative Committee shall adopt procedures whereby a Participant who is employed by a Participating Company may borrow from his/her Pre-Tax Contributions Account and any portion of his/her Rollover Account attributable to a distribution of Pre-Tax Contributions from another qualified plan. In addition to such other requirements as may be imposed by applicable law, any loan by a Participant shall bear a reasonable rate of interest, shall be adequately secured by proper collateral, and shall be repaid within a specified period of time according to a written repayment schedule, as provided in this Section.

               (b) The Administrative Committee shall be solely responsible for determining the interest rate for the loan. The interest rate shall be reasonably equivalent to interest rates applicable to loans with similar terms and collateral available on a commercial basis within the region of the Company's principal place of business. The Administrative Committee shall consult such sources and/or conduct such surveys as are thought necessary to make the determination at the time the loan is made. The interest rate shall be unchanged for the term of the loan.

               (c) A loan by a Participant shall be secured by the Participant's Pre-Tax Contributions Account and, if applicable, the portion of his/her Rollover Account attributable to a distribution of Pre-Tax Contributions from another qualified plan.

               (d) Any loan shall by its terms require repayment in substantially level payments made not less frequently than quarterly over a repayment period which may in the discretion of the Administrative Committee be up to a maximum of five (5) years and not less than a minimum period. Repayment of a loan shall be through payroll deduction; provided, however, a Participant may at any time repay the total amount of an outstanding loan directly to the Plan. As of the date of a Participant's termination of employment for any reason, with or without cause (including retirement or death), the amount of any outstanding loan shall be due and payable, and the Participant's Distributable Benefit shall be reduced by the amount of any outstanding loan, including any accrued interest thereon, that is secured by the Participant's Vested Interest in his/her Account.

               (e) No Participant may have more than one loan outstanding under this Plan on any date. In no event shall the principal amount of a loan hereunder, at the time the loan is made exceed the lesser of:

                    (i) fifty percent (50%) of the value of the Participant's Vested Interest in his/her Accounts under this Plan, determined as of the Valuation Date coinciding with or immediately preceding the date the Participant requests a loan application, or

                    (ii) fifty thousand dollars ($50,000) reduced by the excess of the Participant's highest loan balance during the preceding 12-month period, over the Participant's outstanding loan balance as of the date of the new loan.

       The amount of a loan from the Plan shall be not less than $1,000. A Participant who borrows from his/her Accounts shall not be eligible to again borrow from such Accounts prior to the third anniversary of the date of his/her most recent loan.

               (f) Each Participant desiring to enter into a loan agreement pursuant to this Section shall apply for a loan by filing a properly completed loan application with the Administrative Committee within the time period prescribed by the Administrative Committee. To the extent determined by the Administrative Committee, the Participant shall be responsible for the payment of a loan application fee. Upon approval of the application by the Administrative Committee, the Participant shall enter into a loan agreement with the Trustee. Such Participant shall execute such further written agreements as may be necessary or appropriate to establish a bona fide debtor-creditor relationship between such Participant and the Trustee and to protect against the impairment of any security for said loan. The amount of the loan shall be paid to the Participant in a single sum in cash as soon as administratively practicable following the Administrative Committee's determination that the requirements of this Subsection (f) are satisfied.

                (g) A Participant's loan shall constitute an investment of the portion of the Participant's Accounts that are pledged as security for the loan and repayments of principal and interest shall be allocated to such Accounts in accordance with the Participant's investment designation as in effect at the time of each repayment.

               (h) In the event a Participant fails to repay a loan in accordance with the terms of a loan agreement, and such failure continues for ninety (90) days, such loan shall be treated as in default. The date of the enforcement of the security interest due to a loan in default shall be determined by the Administrative Committee, provided no loss of principal or income shall result due to any delay in the enforcement of the security interest. As of the date of the Participant's termination of employment, the Participant's Pre-Tax Contributions Account and, if applicable, Rollover Account, shall be reduced by the outstanding amount of a loan which is then in default, including any accrued interest thereon, that is secured by such Account. Any reasonable costs related to collection of a loan made hereunder shall be borne by the Participant.

               (i) To the extent required to comply with the requirements of Code Section 401(a)(4), loans hereunder shall be made in a uniform and nondiscriminatory manner.

               (j) Subject to the foregoing provisions of this Section, to the extent required by Section 408(b)(i) of ERISA, loans hereunder shall be available on a reasonably equivalent basis to all Participants who are parties in interest, as defined in Section 3(14) of ERISA, and shall not be available to Participants who are Highly Compensated Employees in a greater amount than the amount available to other Participants.

                                   ARTICLE X

                              PAYMENT OF BENEFITS
10.1    Retirement Benefits.
        -------------------

             Subject to the limitation of Section 10.8, a Participant whose employment for a Participating Company and all Affiliated Companies terminates on or after his/her Normal Retirement Date shall be entitled to receive payment of his/her Distributable Benefit, as determined in accordance with Section 6.3, in the form provided under Section 10.5, or to make a Qualified Election to receive payment in a form provided under 10.6.

10.2    Termination of Employment.
        -------------------------

               (a) Subject to the limitation of Section 10.8 and the provisions of (b) below, if a Participant's employment with a Participating Company and all Affiliated Companies terminates for any reason other than death or retirement in accordance with Section 10.1, the Participant shall be entitled to make a Qualified Election to receive payment of his/her Distributable Benefit, as determined in accordance with Section 6.3, in one of the forms of distribution provided in Section 10.5 or 10.6.

               (b) If the Participant does not have a one hundred percent (100%) Vested Interest in his/her Company Basic Contributions Account when his/her employment terminates, the portion of such Participant's Account which is not vested as of such date shall be subject to forfeiture in accordance with Section 10.10.

               (c) To the ext ent permissible under Section 401(k) of the Code, if a Participant ceases to be an Employee by reason of the sale or other disposition by the Participating Company or an Affiliated Company of either (i) substantially all of the assets used by the Participating Company, or an Affiliated Company, as the case may be, in a trade or business to an unrelated corporation, or (ii) the interest of the Participating Company or an Affiliated Company, as the case may be, in a subsidiary to an unrelated entity or individual, such Participant shall be entitled to distribution of his/her Distributable Benefit as if, for purposes of this Plan only, such event constitutes a termination of employment.

10.3    Payment Upon Termination of Employment Due to Total and Permanent
        -----------------------------------------------------------------
        Disability; Reinstatement.
        -------------------------

               (a) In the event the Administrative Committee shall determine that a Participant has suffered a Total and Permanent Disability while an Employee of the Company or an Affiliated Company, the Participant's Distributable Benefit, as determined in accordance with Section 6.3, shall be distributed in accordance with this Article X.

               (b) In the event that an Employee described in (a) above shall be reinstated or rehired as an Eligible Employee, he/she shall be entitled to immediate participation in the Plan and such period of Total and Permanent Disability shall not constitute a Break in Service, but shall be credited as Years of Service for purposes of this Plan.

10.4    Commencement of Benefits.
        ------------------------

               (a) A Participant's Distributable Benefit shall be paid or commence to be paid as soon as administratively practicable following the Valuation Date determined in accordance with Section 6.3. Subject to the limitations of Section 10.8, if a Participant who has not attained his/her Normal Retirement Date fails to make a Qualified Election to have his/her Distributable Benefit paid or commence to be paid on an Annuity Starting Date prior to such Normal Retirement Date, such Participant shall be deemed to have elected to defer the payment to his/her Normal Retirement Date.

               (b) Subject to the rules of this Section 10.4, unless a Participant elects otherwise, payment of the Participant's Distributable Benefit shall be made or commence to be made as provided herein, but in no event later than the sixtieth (60th) day after the later of the close of the Plan Year in which occurs:

                    (i)   The Participant's Normal Retirement Date;

                    (ii) The termination of the Participant's employment with the Participating Company and its Affiliated Companies.

               (c) Notwithstanding the foregoing provisions of this Section 10.4, if a Participant continues as an Employee after attainment of his/her Normal Retirement Date, or if an Employee whose employment has terminated makes an election to defer the commencement of benefits beyond Normal Retirement Date, the following rules shall apply:

               (i) Except as provided in (ii) below, payment of benefits with respect to such a Participant shall in no event be made or commence later than the April 1 next following the close of the calendar year in which he/she attains age 70-1/2 without regard to whether his/her employment with a Participating Company is then terminated, and notwithstanding the Participant's election to the contrary. Payment shall be made in a form described in this Article X.

               (ii) Except in the case of a Participant who is a five-percent owner (as defined in Section 18.2(b)) of a Participating Company or an Affiliated Company with respect to the Plan Year ending in the calendar year in which such Participant attains age 70-1/2, payment of benefits (if any) with respect to a Participant who attained age 70-1/2 prior to January 1, 1988 shall be made or commence not later than the April 1 next following the later of (A) the close of the calendar year in which he/she attains age 70-1/2, or (B) the close of the calendar year in which his/her employment with a Participating Company terminates.

10.5    Normal Form of Benefits.
        -----------------------

             The normal form of payment of a Participant's Distributable Benefit shall be determined in accordance with the following provisions of this Section 10.5.

               (a) The normal form of payment of the portion of a Participant's Distributable Benefit attributable to contributions under the Plan for Plan Years commencing on and after January 1, 1995 shall be a single lump sum in cash, unless the Participant is eligible to elect a Company Stock distribution under Section 7.7 or an optional form of payment under
       Section 10.6.

               (b) The normal form of payment of the portion of a Participant's Distributable Benefit attributable to contributions under the Plan for Plan Years commencing prior to January 1, 1995 shall be as follows:

               (i) In the case of a Participant who has a Spouse on his/her Annuity Starting Date, except as otherwise provided in Sections 10.6 and 10.8, such portion of his/her Distributable

       Benefit shall be payable in the form of a Qualified Joint and Survivor Annuity.

               (ii) In the case of a Participant who does not have a Spouse on his/her Annuity Starting Date, except as otherwise provided in Sections
       10.6 and 10.8, such portion of his/her Distributable Benefit shall be payable in the form of a ten-year certain and life annuity so that if the Participant dies before one hundred twenty (120) monthly payments have been made, his/her designated Beneficiary shall receive such payments until a total of one hundred twenty (120) monthly payments have been made.









10.6 Optional Forms of Benefits.
     --------------------------

          Subject to Section 10.7 and Section 10.8, and in accordance with procedures adopted by the Administrative Committee, the Participant may make a Qualified Election during the applicable Election Period, in lieu of his/her normal form of benefits under Section 10.5, as follows:

               (a) To receive his/her Distributable Benefit in a series of monthly installment payments not to exceed one hundred twenty (120), calculated as nearly as practicable to be of equal amounts, provided, however, that this optional form of payment may not be elected by a Participant unless each monthly installment payable to the Participant is at least Two Hundred Fifty Dollars ($250.00).

               (b) To receive his/her Distributable Benefit in any standard form permissible under Section 401(a)(9) of the Code and applicable Internal Revenue Service Regulations, including but not limited to a single lump sum distribution, a single life annuity or a contingent annuity or period certain annuity with designated Beneficiaries other than the Participant's Spouse (to the extent permissible under Section 11.3), or in the form of any permissible combination of permissible forms.

          (c) No optional method of payment shall be permitted which would require payments to extend beyond the life expectancy of the Participant (or a period not extending beyond the life expectancy of the Participant); or the life expectancy of the Participant and a designated Beneficiary (or a period not extending beyond the life expectancies of the Participant and the designated Beneficiary). If a Participant's benefit is to be distributed in a series of installments over a specified number of years, the minimum amount to be distributed each year shall be at least equal to the quotient obtained by dividing the Participant's Distributable Benefit under the Plan by the specified number of years. For purposes of this Subsection (c), life expectancies may be computed by reference to the return multiples contained in Treasury Regulation Section 1.72-9. For purposes of that computation, the life expectancy of the Participant and/or his/her Spouse or non-Spouse beneficiary may not be recalculated. The expected payments to the Participant under any settlement option made must be more than fifty percent (50%) of the total payments to be made to both the Participant and the designated Beneficiary unless the benefit is payable in the form of a Qualified Joint and Survivor Annuity or the designated Beneficiary is the Participant's Spouse.

          (d) If the Participant dies after his/her Annuity Starting Date and before his/her entire benefit is distributed, the method of distributing the remaining portion of his/her benefit shall be at least as rapid as that in effect as of the date of his/her death.

          (e) If a Participant dies before his/her Annuity Starting Date, his/her entire benefit shall be distributed within five (5) years of his/her death unless (i) the deceased Participant's benefit is distributed to a designated Beneficiary over the life of the designated Beneficiary (or a period not extending beyond the Beneficiary's life expectancy) and the payments begin not later than one (1) year after the Participant's death or
    (ii) his/her benefits are paid in the form of a Qualified Preretirement Survivor Annuity.

          (f) Notwithstanding any provision to the contrary in this Plan, all distributions under this Plan shall be made in accordance with Section 401(a)(9) of the Code and the regulations issued thereunder, which provisions shall override any distribution options under this Plan which may be inconsistent with Code Section 401(a)(9). The Administrative Committee shall, in its sole and absolute discretion, determine whether an optional method of payment of a Participant's Distributable Benefit, as elected by the Participant, meets the requirements of Section 401(a)(9) of the Code, and applicable Internal Revenue Service regulations. This discretion shall be exercised in a uniform and nondiscriminatory manner.

10.7 Explanation of Qualified Joint and Survivor Annuity.
     ---------------------------------------------------

         If the payment of any portion of a Participant's Distributable Benefit is subject to the requirements of Code Section 417, within a reasonable period of time before the Participant's Annuity Starting Date (and consistent with regulations under Section 417(a)(3)(A) of the Code) the Administrative Committee shall furnish to the Participant to whom the provisions of Section 417 apply a written explanation of

              (a) the terms and conditions of the Qualified Joint and Survivor Annuity,

              (b) the Participant's right to make, and the effect of, a Qualified Election to waive the Qualified Joint and Survivor Annuity form of benefit,

              (c) the rights of the Participant's Spouse, and

              (d) the right to make, and the effect of, a revocation of a Qualified Election.

10.8 Lump Sum Distributions.
     ----------------------

              (a) Notwithstanding the preceding provisions of this Article VIII or the provisions of Article IX, if the value of the Participant's Distributable Benefit does not exceed Thirty-Five Hundred Dollars ($3,500) as of the earlier of his/her date of death or Annuity Starting Date, or did not exceed Thirty-Five Hundred Dollars ($3,500) as of the date of any prior distribution, the Administrative Committee shall direct that the Distributable Benefit be paid in a single lump sum as soon as administratively practicable following the Valuation Date determined in accordance with Section 6.3. However, no such lump sum benefit shall be paid after the Participant's Annuity Starting Date, unless the Participant and his/her Spouse (or where the Participant has died, the surviving Spouse) consent in writing to such distribution.

              (b) If the value of the Participant's Distributable Benefit exceeds Thirty-Five Hundred Dollars ($3,500) as of the Annuity Starting Date, the

    Participant (or where the Participant has died, the surviving Spouse) may make a Qualified Election to receive payment of the Distributable Benefit in a single lump sum.

10.9 Election for Direct Rollover of Distributable Benefit to Eligible
     -----------------------------------------------------------------
    Retirement Plan.
    ---------------

              (a) Effective as of January 1, 1993, to the extent required by
    Section 401(a)(31) of the Code, a Participant whose Distributable Benefit becomes payable in an "eligible rollover distribution," as defined in (b)(i) below, shall be entitled to make an election for a direct rollover of all or a portion of the taxable portion of such Distributable Benefit to an "eligible retirement plan," as defined in (b)(ii) below. Any non-taxable portion of a Participant's Distributable Benefit shall be payable to the Participant, as provided in this Article X. For purposes of this Article X, a Participant who makes a direct rollover election in accordance with this
    Section 10.9 shall be deemed to have received payment of the portion of his/her Distributable Benefit that is subject to such election as of the date payment is made from the Plan.

              (b) For purposes of this Section,

                   (i) an "eligible rollover distribution" shall mean any distribution of all or any portion of a Participant's Distributable Benefit, except that an eligible rollover distribution shall not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and the Participant's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under
         Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities), and

                   (ii) an "eligible retirement plan" shall mean any plan described in Code Section 402(c)(8)(B), the terms of which permit the acceptance of a direct rollover from a qualified plan.

              (c) A Participant's direct rollover election under this Section shall be made in accordance with rules and procedures established by the Administrative Committee and shall specify the dollar or percentage amount of the direct rollover, the name and address of the eligible retirement plan selected by the Participant and such additional information as the Administrative Committee deems necessary or appropriate in order to implement the Participant's election. It shall be the Participant's responsibility to confirm that the eligible retirement plan designated in the direct rollover election will accept the eligible rollover distribution. The Administrative Committee shall be entitled to effect the direct rollover based on its reasonable reliance on information provided by the Participant, and shall not be required to independently verify such information, unless it is clearly unreasonable not to do so.

              (d) At least thirty (30) days, but not more than ninety (90) days, prior to a Participant's Annuity Starting Date, the Participant shall be given written notice of any right he/she may have to elect a direct rollover of his/her eligible rollover distribution; provided, however, a Participant who has attained at least Normal Retirement Date or whose Distributable Benefit does not exceed Thirty-Five Hundred Dollars ($3,500) may waive the thirty (30) day advance notice requirement after his/her receipt of the direct rollover notice by making an affirmative election to make or not to make a direct rollover of all or a portion of his/her eligible rollover distribution.

              (e) If a Participant's Distributable Benefit becomes payable in an eligible rollover distribution pursuant to Section 10.6 or 10.8, and such Participant fails to file a direct rollover election with the Administrative Committee prior to his/her Annuity Starting Date, or if the Administrative Committee is unable to effect a direct rollover election within a reasonable time after the election is filed with the Administrative Committee due to the failure of the Participant to take such actions as may be required by the eligible retirement plan before it will accept the rollover, the Participant's entire Distributable Benefit shall be paid to him/her in accordance with Section 10.6 or 10.8, as applicable, after withholding applicable income taxes.

              (f) If the eligible retirement plan specified by the Participant will not accept a direct rollover of any Company Stock that the Participant has elected to receive as part of his/her Distributable Benefit, such Company Stock will be distributed to the Participant.

              (g) To the extent required by Section 401(a)(31) of the Code, if all or a portion of a Participant's Distributable Benefit is payable his/her surviving Spouse in an eligible rollover distribution, or to a former Spouse in accordance with a "qualified domestic relations order," such surviving Spouse or former Spouse shall be entitled to elect a direct rollover of all or a portion of such distribution to an individual retirement account or an individual retirement annuity in accordance with the provisions of this Section.

10.10  Forfeitures, Repayment.
       ----------------------

              (a) Any non-vested amounts subject to forfeiture in accordance with Section 10.2(b) shall be forfeited as of the earlier of the date the Participant's Vested Interest in his/her Company Basic Contributions Account is distributed from the Plan, or the date such Participant incurs five (5) consecutive Breaks in Service. If a Participant's Vested Interest in his/her Company Basic Contributions Account equals zero as of the date of his/her termination of employment, such Participant shall be deemed to have received distribution of his/her Vested Interest in his/her Company Basic Contributions Account as of the date of such termination of employment.

              (b) Any amounts forfeited by Participants during the Plan Year in accordance with Subsection (a) above shall be applied as soon as administratively feasible to reduce Company Basic Contributions for such Plan Year.

              (c) A Participant who is deemed to have received distribution of his/her Vested Interest in his/her Company Basic Contributions Account solely because such Vested Interest equaled zero when his/her employment terminated, as provided in Subsection (a) above, shall be fully restored in the amount forfeited in the case of reemployment as an Eligible Employee prior to the date on which he/she sustains five (5) consecutive Breaks in Service. The amount required to be restored to Participant's Company Basic Contributions Account shall be equal to the dollar amount forfeited upon the Participant's prior termination of employment. No adjustment in such dollar amount shall be made for any gains or losses of the Trust Fund between the date of the forfeiture and the date of the restoration. Restored amounts shall be paid from forfeitures in the Plan Year of reemployment, or if forfeitures are not available, the Participating Company shall make an additional contribution for this purpose.

10.11  Facility of Payment.
       -------------------

         If any payee under the Plan is a minor, or if the Administrative Committee reasonably believes that any payee is legally incapable of giving a valid receipt and discharge for any payment due him/her, the Administrative Committee may have such payment, or any part thereof, made to the person (or persons or institution) whom it reasonably believes is caring for or supporting such payee, unless it has received due notice of claim therefor from a duly appointed guardian or committee of such payee. Any such payment shall be a payment for the account of such payee and shall, to the extent thereof, be a complete discharge of any liability under the Plan to such payee.

10.12  Purchase of Annuity Contract To Provide Benefits.
       ------------------------------------------------

         The Administrative Committee may direct the Trustee to provide any of the forms of benefits payable under Sections 10.5 or 10.6 or Section 11.1 (other than a lump sum payable in cash or amounts payable in Company Stock) by the application of the Participant's Distributable Benefit to the purchase of a single premium non-transferable annuity or other insurance contract issued by an insurance company authorized under one or more state insurance laws to conduct an insurance business; provided, however, that such issuer is rated by one or more national financial reporting or national financial rating services as having a financial condition consistent with such service's highest "investment grade" rating, or the equivalent thereof, and no representative of the Plan shall have any obligation to direct the purchase of an annuity from any issuer whose rating is not of such grade or who, in the sole and absolute discretion of the Administrative Committee or its delegate, might be less financially secure, whether or not more favorable annuity purchase rates may be available. Any annuity or other insurance contract purchased by the Trustee and distributed to a Participant or a Spouse to provide benefits under the Plan shall satisfy the applicable requirements of this Article X and Article XI. The purchase of a contract as provided herein shall, notwithstanding any other provisions of the Plan, be deemed to be the purchase of benefits having an actuarial equivalent value of the amount of Participant's Distributable Benefit applied to purchase such contract. The purchase of any such contract shall be a full and complete discharge of the Plan, the Trustee, the Company, the Participating Company, and any Committee acting on behalf of the Plan, with respect to the payment of benefits of the Participant under this Plan.

                                  ARTICLE XI

                                DEATH BENEFITS

11.1 Form of Death Benefits Provided.
     -------------------------------
              (a) In the case of a married Participant who entered the Plan prior to January 1, 1995, and who dies before his/her Annuity Starting Date, his/her Distributable Benefit shall be payable as provided in (i) and (ii) below.

                   (i) The portion of his/her Distributable Benefit attributable to contributions under the Plan for Plan Years commencing on an after January 1, 1995 shall be paid to the Participant's surviving Spouse or other Beneficiary as soon as administratively feasible following the date the Administrative Committee receives all required documentation. Payment shall be in the form of a lump sum distribution within the meaning of Code Section 402(e)(4), unless the surviving Spouse or other Beneficiary elects an optional form of benefit as provided in Section 10.6.

                   (ii) Except as otherwise provided under Section 11.2, the portion of his/her Distributable Benefit atributable to contributions under the Plan for Plan Years commencing prior to January 1, 1995 shall be paid to his/her surviving Spouse in the form of a Qualified Preretirement Survivor Annuity. The surviving Spouse shall be entitled to direct the commencement of payment of the Qualified Preretirement Survivor Annuity as soon as administratively feasible following the date of the Participant's death. The failure of the Spouse to direct payment prior to the date the Participant would have attained Normal Retirement Date shall be deemed to be an election to defer payment to such Normal Retirement Date.

              (b) In the case of a Participant who enters the Plan on or after January 1, 1995, or any Participant who does not have a Spouse, if such a Participant dies before his/her Annuity Starting Date, his/her Distributable Benefit shall be paid to the Participant's Beneficiary as soon as administratively feasible following the date the Administrative Committee receives all required documentation. Payment shall be in the form of a lump sum distribution within the meaning of Code Section 402(e)(4), unless the Beneficiary elects an optional form of benefit as provided in Section 10.6.

              (c) In the case of a Participant who dies after his/her Annuity Starting Date, no benefits shall be payable except to the extent required under the form of benefit as in effect on the date of the Participant's death.

         For purposes of this Section 11.1, a Participant's Distributable Benefit shall be determined in accordance with Section 6.3.

11.2 Elections With Respect to Qualified Preretirement Survivor Annuity
     ------------------------------------------------------------------
     Applicable to Participants Who Entered the Plan Prior to January 1, 1995.
     ------------------------------------------------------------------------

              (a) At any time during the Election Period, a Participant who entered the Plan before January 1, 1995 may make a Qualified Election to waive the Qualified Preretirement Survivor Annuity payable under Section 11.1(a)(ii), to have his/her Distributable Benefit paid in an optional form as described in Section 10.6, and to designate a Beneficiary in accordance with Section 11.3 to receive any benefits payable after his/her death.

              (b) Notwithstanding the foregoing, in the case of any Participant who entered the Plan before January 1, 1995 and who completes an Hour of Service on or after the first day of the Plan Year in which he/she attains age thirty-five (35), any Qualified Election by such Participant under this
    Section 11.2 relating to a waiver of the Qualified Preretirement Survivor Annuity made prior to the first day of the Plan Year in which the Participant attains age thirty-five (35) shall automatically become invalid as of the first day of such Plan Year, and the provisions of Section 11.1(a)(ii) shall apply as of such date unless the Participant makes a new Qualified Election in accordance with this Section.

              (c) Each Participant who entered the Plan prior to January 1, 1995 shall receive, within a reasonable time after the date he/she satisfies the eligibility requirements of Article III (and consistent with regulations under Section 417(a)(3)(B) of the Code), a written explanation of (and consistent with regulations under Section 417(a)(3)(A) of the Code)

                   (i) the terms and conditions of the Qualified Preretirement Survivor Annuity,

                   (ii) the Participant's right to make, and the effect of, a Qualified Election under

         Subsection (a) above to waive the Qualified Preretirement Survivor Annuity form of benefit,
                   (iii)  the rights of the Participant's Spouse, and

                   (iv) the right to make, and the effect of, a revocation of a Qualified Election under Subsection (a) above.

    The explanation specified in the preceding sentence shall also be given to such Participant within the period beginning with the first day of the Plan Year in which the Participant attains age thirty-two (32) and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age thirty-five (35). In the case of a Participant who is rehired, the explanation shall be given to the Participant within one (1) year of the date he/she recommences participation.

              (d) Notwithstanding the foregoing, in the case of a surviving Spouse of a Participant who failed to make a Qualified Election to waive the Qualified Preretirement Survivor Annuity payable under Section 11.1(a)(ii) prior to his/her date of death, such surviving Spouse shall be entitled to elect to receive payment of the Participant's Distributable Benefit in any optional form under Section 10.6 within a reasonable time following the date of the Participant's death.

11.3 Designation of Beneficiary.
     --------------------------

              (a) Subject to the provisions of Sections 10.7 and 11.2, whenever a Participant may be permitted to designate a Beneficiary to receive benefits under this Plan, such designation shall be made in the form of a Qualified Election in a form satisfactory to the Administrative Committee. Subject to the provisions of Sections 10.7 and 11.2, a Participant shall have the right to change or revoke any such Beneficiary designation by filing a new Qualified Election with the Administrative Committee, and, subject to the requirements for a Qualified Election, no notice to any Beneficiary nor consent by any Beneficiary shall be required to effect any such change or revocation.

              (b) If a deceased Participant shall have failed properly to designate a Beneficiary, or if the Administrative Committee shall be unable to locate a designated Beneficiary after reasonable efforts have been made, or if for any reason a designation shall be legally ineffective, or if the Beneficiary shall have predeceased the Participant, any distribution required to be made under the provisions of this Plan shall be made by payment in a lump sum within one (1) year after his/her death to the person or persons included in the highest priority category among the following, in order of priority:

                   (i)  The Participant's surviving spouse;

                   (ii) The Participant's surviving children, including adopted children;

                   (iii)  The Participant's surviving parents; or

                   (iv) The Participant's estate, provided however, that if the Administrative Committee cannot locate a qualified representative of the deceased Participant's estate, or if administration of such estate is not otherwise required, the Administrative Committee in its discretion may make the distribution under this Paragraph (iv) to the deceased Participant's heirs at law, other than those specified in Paragraphs (i)-(iii), determined in accordance with California law in effect as of the date of the Participant's death.

              (c) The determination by the Administrative Committee as to which persons, if any, qualify within the foregoing categories should be final and conclusive upon all persons. In the event that the deceased participant was not a resident of California at the date of his/her death, the Administrative Committee, in its discretion, may require the establishment of ancillary administration in California. In the event that a Participant shall predecease his/her Beneficiary and on the subsequent death of such Beneficiary a remaining distribution is payable under the applicable provisions of this Plan, such distribution shall be payable in the same order of priority categories as set forth above but determined with respect to such Beneficiary, subject to the same provisions concerning non-California residency, the unavailability of an estate representative and/or the absence of administration of the Beneficiary's estate as are applicable on the death of the Participant.

                                  ARTICLE XII

                   OPERATION AND ADMINISTRATION OF THE PLAN

12.1 Plan Administration.
     -------------------

              (a) Authority to control and manage the operation and administration of the Plan shall be vested in the Employee Benefits Committee. To the extent provided in this Article XII, such authority is allocated to the Administrative Committee and the Investment Committee appointed by the Employee Benefits Committee in accordance with Section 12.2.

              (b) For purposes of ERISA Section 402(a), the members of the Employee Benefits Committee, and to the extent applicable, the Administrative Committee and the Investment Committee, shall be the Named Fiduciaries of this Plan.

              (c) Notwithstanding the foregoing, a Trustee with whom Plan assets have been placed in trust or an Investment Manager appointed pursuant to
    Section 12.5 may be granted exclusive authority and discretion to manage and control all or any portion of the assets of the Plan in accordance with the terms of a Trust Agreement or investment management agreement, as applicable.

12.2 Employee Benefits Committee Powers.
     ----------------------------------

         In addition to any powers and authority conferred on the Employee Benefits Committee elsewhere in the Plan or by law, the Employee Benefits Committee shall have, by way of illustration but not by way of limitation, the following powers and authority:

              (a) To appoint an Administrative Committee consisting of at least three members, all of whom shall hold office until resignation, death or removal by the Employee Benefits Committee. The Administrative Committee shall exercise such powers and have such authority in administering the Plan as provided in Section 12.3.

              (b) To appoint an Investment Committee consisting of at least three members, all of whom shall hold office until resignation, death or removal by the Employee Benefits Committee. The Investment Committee shall exercise such powers and have such authority in directing the investment of the Trust Fund as provided in Section 12.4.

              (c) To allocate fiduciary responsibilities (other than trustee responsibilities) among the Named Fiduciaries and to designate one or more other persons to carry out fiduciary responsibilities (other than trustee responsibilities). However, no allocation or delegation under this Section
    12.2 shall be effective until the person or persons to whom the responsibilities have been allocated or delegated agree to assume the responsibilities. The term "trustee responsibilities" as used herein shall have the meaning set forth in Section 405(c) of ERISA.

12.3 Administrative Committee Powers.
     -------------------------------

         Unless otherwise determined by the Employee Benefits Committee, the Administrative Committee shall have all discretionary powers necessary to supervise the administration of the Plan and control its operations. In addition to any powers and authority conferred on the Administrative Committee elsewhere in the Plan or by law, the Administrative Committee shall have, by way of illustration but not by way of limitation, the following powers and authority:

              (a) to allocate fiduciary responsibilities to other persons and to designate one or more other persons to carry out fiduciary responsibilities (other than trustee responsibilities). However, no allocation or delegation under this Section 12.3 shall be effective until the person or persons to whom the responsibilities have been allocated or delegated agree to assume the responsibilities. The term "trustee responsibilities" as used herein shall have the meaning set forth in Section 405(c) of ERISA.

              (b) To designate agents to carry out responsibilities relating to the Plan, other than fiduciary responsibilities.

              (c) To employ such legal, actuarial, medical, accounting, clerical and other assistance as it may deem appropriate in carrying out the provisions of this Plan, including one or more persons to render advice with regard to any responsibility any Named Fiduciary or any other fiduciary may have under the Plan.

              (d) To establish rules and regulations from time to time for the conduct of the Administrative Committee's business and the administration and effectuation of this Plan.

              (e) To administer, interpret, construe and apply this Plan and to decide all questions which may arise or which may be raised under this Plan by any Employee, Participant, former Participant, Beneficiary or other person whatsoever, including but not limited to all questions relating to eligibility to participate in the Plan, the amount of service of any Participant, and the amount of benefits to which any Participant or his/her Beneficiary may be entitled.

              (f) To determine the manner in which the assets of this Plan, or any part thereof, shall be disbursed.

              (g) To perform or cause to be performed such further acts as it may deem to be necessary, appropriate or convenient in the efficient administration of the Plan.

Any action taken in good faith by the Administrative Committee in the exercise of authority conferred upon it by this Plan shall be conclusive and binding upon the Participants and their Beneficiaries. All discretionary powers conferred upon the Administrative Committee shall be absolute.

12.4 Investment Committee Powers.
     ---------------------------

         Unless otherwise determined by the Employee Benefits Committee, the Investment Committee shall have all discretionary powers necessary to direct the investment of the Trust Fund. In addition to any powers and authority conferred on the Investment Committee elsewhere in the Plan or by law, the Investment Committee shall have, by way of illustration but not by way of limitation, the following powers and authority:

              (a) to direct the Trustee in writing from time to time as to the investment of the Trust Fund;

              (b) to establish segregated investment funds under the Trust Fund;

              (c) to borrow funds for investment purposes;

              (d) to purchase for the Trust Fund any property or property interest, real or personal, which the Investment Committee may designate;

              (e) to retain, sell, exchange or lease any property of the Trust Fund, including stock or securities of the Company which satisfy the requirements for Qualifying Employer Securities as defined in ERISA Section 407, as amended from time to time.

         The Investment Committee, in directing the Trustee as to the investment of the Trust Fund, shall not be bound as to the character of any investment by any statute, rule of court or custom governing the investment of trust funds other than ERISA and the Code, as amended from time to time, and any regulations or rulings thereunder.

12.5 Investment Manager.
     ------------------

              (a) The Employee Benefits Committee by action reflected in the minutes thereof, may appoint one or more Investment Managers, as defined in
    Section 3(38) of ERISA, to manage all or a portion of the assets of the Plan.

              (b) An Investment Manager shall discharge its duties in accordance with applicable law and in particular in accordance with Section 404(a)(l) of ERISA.

              (c) An Investment Manager, when appointed, shall have full power to manage the assets of the Plan for which it has responsibility, and neither the Employee Benefits Committee, the Administrative Committee, any Investment Committee, the Company, a Participating Company or the Trustee shall thereafter have any responsibility for the management of those assets.

12.6 Committee Procedures.
     --------------------

              (a) A majority of the members of the Administrative Committee or the Investment Committee, as constituted at any time, shall constitute a quorum, and any action by a majority of the members of a Committee present at any meeting, or authorized by a majority of the members in writing without a meeting, shall constitute the action of such Committee.

              (b) The Administrative Committee or the Investment Committee, as constituted from time to time may designate certain of its members as authorized to execute any document or documents on behalf of such Committee, in which event such Committee shall notify the Trustee of this action and the name or names of the designated members. The Trustee, the Company, a Participating Company, Participants, Beneficiaries, and any other party dealing with such Committee may accept and rely upon any document executed by the designated members as representing action by the Committee until the Committee shall file with the Trustee a written revocation of the authorization of the designated members.

12.7 Compensation of Committees.
     --------------------------

              (a) Members of the Administrative Committee or Investment Committee, as constituted from time to time, shall serve without compensation unless the Board of Directors shall otherwise determine. However, in no event shall any member of the Administrative Committee or Investment Committee who is an Employee receive compensation from the Plan for his/her services as a member of such Committee.

              (b) Any member of the Administrative Committee or Investment Committee shall be reimbursed by the Company for any necessary or appropriate expenditures incurred in the discharge of duties as a member of such Committee.

              (c) The compensation or fees, as the case may be, of all officers, agents, counsel, the Trustee, or other persons retained or employed by the Administrative Committee or Investment Committee shall be fixed by such Committee.

12.8 Resignation and Removal of Members.
     ----------------------------------

              (a) Any member of the Administrative Committee or Investment Committee may resign at any time by giving written notice to the other members and to the Employee Benefits Committee, effective as therein stated.

              (b) If a member of the Administrative Committee or Investment Committee who is an Employee terminates employment, such person shall no longer be a member of such Committee.

12.9 Appointment of Successors.
     -------------------------

              (a) Upon the death, resignation, or removal of any Administrative Committee or Investment Committee member, or other termination of a member's status as a member of such Committee, the Employee Benefits Committee may appoint a successor.

              (b) Notice of appointment of a successor member of the Administrative Committee or Investment Committee shall be given by the Employee Benefits Committee in writing to the Trustee and to the members of the Administrative Committee and the Investment Committee.

12.10  Records.
       -------

              (a) The Administrative Committee and Investment Committee shall each keep a record of all its proceedings and shall keep, or cause to be kept, all such books, accounts, records or other data as may be necessary or advisable in its judgment for the administration of the Plan and to properly reflect the affairs thereof.

              (b) However, nothing in this Section 12.10 shall require the Administrative Committee, the Investment Committee, or any member thereof to perform any act which, pursuant to law or the provisions of this Plan, is the responsibility of the Plan Administrator, nor shall this Section 12.10 relieve the Plan Administrator from such responsibility.

12.11  Reliance Upon Documents and Opinions.
       ------------------------------------

              (a) The members of any Committee acting on behalf of the Plan, the Board of Directors, the Company, each Participating Company, and any person delegated under the provisions hereof to carry out any fiduciary responsibilities under the Plan ("delegated fiduciary"), shall be entitled to rely upon any tables, valuations, computations, estimates, certificates and reports furnished by any consultant, or firm or corporation which employs one or more consultants, upon any opinions furnished by legal counsel, and upon any reports furnished by the Trustee. The members of any Committee acting on behalf of the Plan, the Board of Directors, the Company, each Participating Company, and any delegated fiduciary shall be fully protected and shall not be liable in any manner whatsoever for anything done or action taken or suffered in reliance upon any such consultant or firm or corporation which employs one or more consultants, Trustee, or counsel.

              (b) Any and all such things done or actions taken or suffered by any Committee acting on behalf of the Plan, the Board of Directors, the Company, each Participating Company, and any delegated fiduciary shall be conclusive and binding on all Employees, Participants, Beneficiaries, and any other persons whomsoever, except as otherwise provided by law.

              (c) Any Committee acting on behalf of the Plan, the Board of Directors, the Company, each Participating Company, any delegated fiduciary may, but are not required to, rely upon all records of the Company with respect to any matter or thing whatsoever, and may likewise treat those records as conclusive with respect to all Employees, Participants, Beneficiaries, and any other persons whomsoever, except as otherwise provided by law.

12.12  Requirement of Proof.
       --------------------

         Any Committee acting on behalf of the Plan or the Company may require satisfactory proof of any matter under this Plan from or with respect to any Employee, Participant, or Beneficiary, and no person shall acquire any rights or be entitled to receive any benefits under this Plan until the required proof shall be furnished.

12.13  Reliance on Committee Memorandum.
       --------------------------------

         Any person dealing with a Committee acting on behalf of the Plan may rely on and shall be fully protected in relying on a certificate or memorandum in writing signed by any Committee member or other person so authorized, or by the majority of the members of the Committee, as constituted as of the date of the certificate or memorandum, as evidence of any action taken or resolution adopted by such Committee.

12.14  Multiple Fiduciary Capacity.
       ---------------------------
         Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

12.15  Limitation on Liability.
       -----------------------

              (a) Except as provided in Part 4 of Title I of ERISA, no person shall be subject to any liability with respect to his/her duties under the Plan unless he/she acts fraudulently or in bad faith.

              (b) No person shall be liable for any breach of fiduciary responsibility resulting from the act or omission of any other fiduciary or any person to whom fiduciary responsibilities have been allocated or delegated, except as provided in Part 4 of Title I of ERISA.

              (c) No action or responsibility shall be deemed to be a fiduciary action or responsibility except to the extent required by ERISA.

12.16  Indemnification.
       ---------------

              (a) To the extent permitted by law, the Company shall indemnify each member of the Board of Directors, a Committee acting on behalf of the Plan, and any other Employee of the Company with duties under the Plan, against expenses (including any amount paid in settlement) reasonably incurred by him/her in connection with any claims against him/her by reason of his/her conduct in the performance of his/her duties under the Plan, except in relation to matters as to which he/she acted fraudulently or in bad faith in the performance of such duties. The preceding right of indemnification shall pass to the estate of such a person.

              (b) The preceding right of indemnification shall be in addition to any other right to which the Board member or Committee member or other person may be entitled as a matter of law or otherwise.

12.17  Bonding.
       -------

              (a) Except as is prescribed by the Board of Directors, as provided in Section 412 of ERISA, or as may be required under any other applicable law, no bond or other security shall be required by any member of the Administrative Committee, any Investment Committee, or any other fiduciary under this Plan.

              (b) Notwithstanding the foregoing, for purposes of satisfying its indemnity obligations under Section 12.16, the Company may (but need not) purchase and pay premiums for one or more policies of insurance. However, this insurance shall not release the Company of its liability under the indemnification provisions.

12.18  Prohibition Against Certain Actions.
       -----------------------------------

              (a) To the extent prohibited by law, in administering this Plan no Committee acting on behalf of the Plan shall discriminate in favor of any class of Employees, and particularly it shall not discriminate in favor of Highly Compensated Employees.

              (b) No Committee acting on behalf of the Plan shall cause the Plan to engage in any transaction that constitutes a nonexempt prohibited transaction under Section 4975(c) of the Code or Section 406(a) of ERISA.

              (c) All individuals who are fiduciaries with respect to the Plan (as defined in Section 3(21) of ERISA) shall discharge their fiduciary duties in accordance with applicable law, and in particular, in accordance with the standards of conduct contained in Section 404 of ERISA.

12.19  Plan Expenses.
       -------------

         All expenses incurred in the establishment, administration and operation of the Plan, including but not limited to the expenses incurred by the members of any

Committee acting on behalf of the Plan in exercising their duties, shall be paid by the Company if not paid by the Trust Fund.

12.20  Form and Manner of Participant and Beneficiary Elections.
       --------------------------------------------------------

         Any elections, designations or applications for benefits by a Participant or a Beneficiary under this Plan shall be filed in accordance with any rules and procedures as may be established by the Administrative Committee from time to time, and in the form and manner prescribed or approved by the Administrative Committee. Any such elections, designations or applications by a Participant or his/her Beneficiary under this Plan shall be filed in writing, unless and to the extent permitted by applicable law, and not inconsistent with the terms of the Plan, the Administrative Committee makes a telephonic communication or other electronic filing method available to Participants for certain elections, designations or applications for benefits.

                                 ARTICLE XIII

                       MERGER OF COMPANY; MERGER OF PLAN

13.1 Effect of Reorganization or Transfer of Assets.
     ----------------------------------------------

         In the event of the consolidation or merger of the Company with or into any other business enterprise, or the sale by the Company of its assets or stock, the resulting successor enterprise may continue the Plan by adopting the same by resolution of its board of directors and by executing a supplemental agreement to the Trust Agreement satisfactory to the Trustee; provided, however, that such continuation shall be allowed only with the express written authorization of the Board of Directors of the Company; and provided; further, that in the case of any merger or consolidation with or transfer of assets or liabilities to any other plan, each Participant in the Plan must, if the Plan is then terminated, receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater then the benefit he/she would have been entitled to receive immediately before the merger, consolidation or transfer. If, within ninety (90) days from the effective date of such consolidation, merger or sale of assets, the Board of Directors of the Company does not authorize continuation or such successor does not adopt the Plan, the Plan shall be terminated in accordance with Section 14.1.

13.2 Merger Restriction.
     ------------------

         Notwithstanding any other provision in this Article, this Plan shall not in whole or in part merge or consolidate with, or transfer its assets or liabilities to any other plan unless each affected Participant in this Plan would receive a benefit immediately after the merger, consolidation, or transfer (if the Plan then terminated) which is equal to or greater than the benefit he/she would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

                                  ARTICLE XIV

                               PLAN TERMINATION
14.1 Plan Termination.
     ----------------

              (a) (i) Subject to the following provisions of this Section 14.1, the Company may terminate all or part of the Plan and the Trust Agreement at any time by an instrument in writing executed in the name of the Company by an officer or officers duly authorized to execute such an instrument, and delivered to the Trustee.

                   (ii) The Plan and Trust Agreement may terminate if the Company merges into any other corporation, if as the result of the merger the entity of the Company ceases, and the Plan is terminated pursuant to the rules of Section 13.1.

              (b) Upon and after the effective date of the termination, no Participating Company shall make any further contributions under the terminated portion of the Plan, except as may otherwise be required by law.

              (c) The rights of all affected Participants to benefits accrued to the date of termination of all or a portion of the Plan, to the extent funded as of the date of termination, shall automatically become fully vested as of that date.

14.2 Rights of Participants.
     ----------------------

         In the event of the termination of all or a portion of the Plan, for any cause whatsoever, all assets of the Plan, after payment of expenses, shall be used for the exclusive benefit of Participants and their Beneficiaries and no part thereof shall be returned to a Participating Company, except as provided in
Section 5.11 of this Plan.

14.3 Trustee's Duties on Termination.
     -------------------------------

              (a) On or before the effective date of termination of this Plan, the Trustee, in accordance with the directions of the Administrative Committee, shall proceed as soon as possible, but in any event within six months from the effective date, to reduce all of the assets of the Trust Fund to cash and/or common stock and other securities in such proportions as the Administrative Committee shall determine.

              (b) After first deducting the estimated expenses for liquidation and distribution chargeable to the Trust Fund, and after setting aside a reasonable reserve for expenses and liabilities (absolute or contingent) of the Trust, the Administrative Committee shall make required allocations of items of income and expense to the Accounts.

              (c) Following these allocations, the Trustee shall promptly, after receipt of appropriate instructions from the Administrative Committee, distribute in accordance with Article X to each former Participant a benefit equal to the amount credited to his/her Accounts as of the date of completion of the liquidation.

              (d) The Trustee and the Administrative Committee shall continue to function as such for such period of time as may be necessary for the winding up of this Plan and for the making of distributions in accordance with the provisions of this Plan.

              (e) Notwithstanding the foregoing, distributions to Participants upon Plan termination in accordance with this Section 14.3 shall not be made if the Company establishes or maintains a "successor plan" as defined in regulations issued under Section 401(k)(10) of the Code. In the event benefits are not distributable upon the termination of the Plan, the Administrative Committee shall direct the Trustee to hold the assets until benefits become distributable under the Plan, or to transfer such benefits to the successor plan in accordance with regulations prescribed by the Secretary of the Treasury.

14.4 Partial Termination.
     -------------------

              (a) In the event of a partial termination of the Plan within the meaning of Code Section 411(d)(3), the interests of affected Participants in the Trust Fund, as of the date of the partial termination, shall become nonforfeitable as of that date.

              (b) That portion of the assets of the Plan affected by the partial termination shall be used exclusively for the benefit of the affected Participants and their Beneficiaries, and no part thereof shall otherwise be applied.

              (c) With respect to Plan assets and Participants affected by a partial termination, the Administrative Committee and the Trustee shall follow the same procedures and take the same actions prescribed in this
    Article XIV in the case of a total termination of the Plan.

                                  ARTICLE XV

                           APPLICATION FOR BENEFITS

15.1 Application for Benefits.
     ------------------------

         The Administrative Committee may require any person claiming benefits under the Plan to submit an application therefor, together with such documents and information as the Administrative Committee may require. In the case of any person suffering from a disability which prevents the claimant from making personal application for benefits, the Administrative Committee may, in its discretion, permit another person acting on his/her behalf to submit the application.

15.2 Action on Application.
     ---------------------

              (a) Within thirty (30) days following receipt of an application and all necessary documents and information, the Administrative Committee's authorized delegate reviewing the claim shall furnish the claimant with written notice of the decision rendered with respect to the application.

              (b) In the case of a denial of the claimant's application, the written notice shall set forth:

                   (i) The specific reasons for the denial, with reference to the Plan provisions upon which the denial is based;

                   (ii) A description of any additional information or material necessary for perfection of the application (together with an explanation why the material or information is necessary); and

                   (iii)  An explanation of the Plan's claim review procedure.

              (c) A claimant who wishes to contest the denial of his/her application for benefits or to contest the amount of benefits payable to him/her shall follow the procedures for an appeal of benefits as set forth in Section 15.3 below, and shall exhaust such administrative procedures prior to seeking any other form of relief.

15.3 Appeals.
     -------

              (a) (i) A claimant who does not agree with the decision rendered with respect to his/her application may appeal the decision to the Administrative Committee.

                   (ii) The appeal shall be made, in writing, within sixty (60) days after the date of notice of the decision with respect to the application.

                   (iii) If the application has neither been approved nor denied within the thirty (30) day period provided in Section 15.2 above, then the appeal shall be made within sixty (60) days after the expiration of the thirty (30) day period.

              (b) The claimant may request that his/her application be given full and fair review by the Administrative Committee. The claimant may review all pertinent documents and submit issues and comments in writing in connection with the appeal.

              (c) The Administrative Committee shall within thirty days of the receipt of the request hear the appeal and the decision of the Administrative Committee shall be made promptly, and not later than fifteen
    (15) days after the review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than one hundred twenty days after the review.

              (d) The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant with specific reference to the pertinent Plan provisions upon which the decision is based.

                                  ARTICLE XVI

                         LIMITATIONS ON CONTRIBUTIONS

16.1 General Rule.
     ------------

              (a) Notwithstanding anything to the contrary contained in this Plan, effective for Plan Years commencing on and after January 1, 1987, the total Annual Additions under this Plan to a Participant's Account for any Plan Year shall not exceed the lesser of:

                   (i) Thirty Thousand Dollars ($30,000) (or if greater, one-fourth (1/4) of the defined benefit dollar limitation set forth in
         Section 415(b) of the Code as in effect for the Limitation Year); or

                   (ii) Twenty-five percent of the Participant's total Compensation from the Company and any Affiliated Companies for the year, excluding amounts otherwise treated as Annual Additions under
         Section 16.2.

              (b) For purposes of this Article XVI, the "Limitation Year" means the Plan Year.

16.2 Annual Additions.
     ----------------

         For purposes of Section 16.1, the term "Annual Additions" shall mean, for any Plan Year, the sum of (i) the amount credited to the Participant's Accounts from Participating Company contributions for such Plan Year; (ii) to the extent required under Code Section 415(c)(2), any Employee Contributions for a Plan Year prior to January 1, 1987; and (iii) any amounts described in Sections 415(l)(1) or 419(A)(d)(2) of the Code, but shall not include the amount of any rollover contributions as that term is used in Section 415(c)(2) of the Code or any transfers from another tax-qualified plan. The Annual Addition for any Plan Year beginning before January 1, 1987 shall not be recomputed to treat all Employee Contributions as Annual Additions. The term "Employee Contributions," for purposes of this Section 16.2, shall mean amounts considered contributed by the Employee and which do not qualify for tax deferral treatment under Section 401(k) of the Code.

16.3 Other Defined Contribution Plans.
     --------------------------------

         If a Participating Company or an Affiliated Company is contributing to any other defined contribution plan (as defined in Section 414(i) of the Code) for its Employees, some or all of whom may be Participants in this

Plan, then contributions to the other plan shall be aggregated with contributions under this Plan for the purposes of applying the limitations of
Section 16.1.

16.4 Combined Plan Limitation (Defined Benefit Plan).
     -----------------------------------------------

         In the event a Participant hereunder also is a participant in any qualified defined benefit plan (within the meaning of Section 415(k) of the Code) of a Participating Company or an Affiliated Company, then the benefit payable under such other defined benefit plan, or any of them, shall be reduced for so long and to the extent necessary to provide that the sum of the "defined benefit fraction" as defined in Subsection (a) below and the "defined contribution fraction" as defined in Subsection (b) below, for any Plan Year shall not exceed 1.

              (a) "Defined Benefit Fraction" shall be a fraction, the numerator of which is the projected benefit of a Participant under all qualified defined benefit plans adopted by a Participating Company or an Affiliated Company expressed as either an annual straight life annuity or a qualified joint and survivor annuity providing the maximum permissible survivor benefit (determined as of the close of the Plan Year), and the denominator of which is the lesser of (i) the maximum dollar amount otherwise allowable for such Plan Year under applicable law times 1.25 or (ii) the Percentage of compensation limit for such Plan Year times 1.4.

              (b) "Defined Contribution Fraction" shall be a fraction, the numerator of which is the sum of the annual addition of the Participant's account under this Plan and any other defined contribution plans adopted by a Participating Company or an Affiliated Company for each Plan Year, and the denominator of which is the lesser for each such Plan Year of (i) maximum Annual Addition which could have been made under this Plan and any other defined contribution plans adopted by the Company or an Affiliated Company for such Plan Year and for each prior Plan Year of service with a Participating Company or an Affiliated Company times 1.25 or (ii) the amount determined under the percentage of compensation limit for such Plan Year times 1.4. For purposes of this calculation, any employee contributions under a defined benefit plan adopted by the Company or an Affiliated Company shall be taken into account.

         If the Plan satisfied the applicable requirements of Section 415 of the Code as in effect for all Plan Years beginning before January 1, 1987, an amount shall be subtracted from the numerator of the Defined Contribution

Fraction (not exceeding such numerator) as prescribed by the Secretary of the Treasury so that the sum of the Defined Benefit Fraction and Defined Contribution Fraction computed under Section 415(e)(1) of the Code (as revised by the Tax Reform Act of 1986) does not exceed 1.0 for such Plan Year.

         Notwithstanding anything to the contrary in this Plan, in the case of a Participant who was also a participant before January 1, 1982 in a defined benefit plan which was in existence on July 1, 1982, and with respect to which the requirements of Section 415(b) of the Code had been met for all Plan Years, if such Participant's current accrued benefit under such plan exceeds the limitation of Section 415(b) of the Code for Plan Years commencing after January 1, 1983, then for purposes of that plan and for purposes of this Section 16.4, the limitations of Section 415(b) and (c) of the Code with respect to such individual shall be equal to the Participant's current accrued benefit under said plan. Solely for purposes of determining the amount of such limitation, the term "current accrued benefit" shall mean the Participant's accrued benefit under the defined benefit plan as of the close of the last Plan Year beginning before January 1, 1983 when expressed as an annual benefit, within the meaning of Section 415(b)(2) of the Code as in effect for such Plan Years; provided, however, that such Participant's current accrued benefit is not changed after July 1, 1982, and no cost of living adjustment occurring after July 1, 1982 is taken into account.

         In the case of a Participant who was also a participant as of January 1, 1987 in a defined benefit plan which was in existence on May 6, 1986, and with respect to which the requirements of Section 415(b) of the Code had been met for all Plan Years, if such Participant's current accrued benefit under such plan exceeds the limitation of Section 415(b) of the Code for Plan Years commencing on or after January 1, 1987, then for purposes of that plan and for purposes of this Section 16.4, the limitations of Section 415(b) and (c) of the Code with respect to such individual shall be equal to the Participant's current accrued benefit under said plan. Solely for purposes of determining the amount of such limitation, the term "current accrued benefit" shall mean the Participant's accrued benefit under the defined benefit plan as of the close of the last Plan Year beginning before January 1, 1986 when expressed as an annual benefit, within the meaning of Section 415(b)(2) of the Code as in effect for such Plan Years; provided, however, that such Participant's current accrued benefit is not changed after May 5, 1986, and no cost of living adjustment occurring after May 5, 1986 is taken into account.

         In applying the provisions of this Section 16.4 in the case of a defined benefit plan which satisfied the requirements of Section 415 of the Code for the last Plan Year commencing prior to January 1, 1983, or January 1, 1987, as applicable, any reduction in a Participant's benefit shall be in accordance with Section 415(e) of the Code, and any regulations promulgated thereunder by the Secretary of the Treasury. The reduction of a Participant's benefit due from qualified defined benefit plans shall be made in accordance with uniform rules adopted jointly by the parties responsible for the control and management of the operation and administration of such plans.

16.5 Adjustments for Excess Annual Additions.
     ---------------------------------------

         In general, the amount of excess for any Plan Year under this Plan and any other defined contribution plan (as defined in Code Section 414(i)) or defined benefit plan (as defined in Code Section 414(j)) maintained by a Participating Company or an Affiliated Company will be determined so as to avoid Annual Additions in excess of the limitations set forth in Sections 16.1 through
16.4. However, if as a result of an administrative error in calculating contributions, the Annual Additions to a Participant's Accounts under this Plan (after giving effect to the maximum permissible adjustments under the other plans) would exceed the applicable limitations described in Sections 16.1 through 16.4, the excess Annual Additions shall be corrected in the following order of priority:

              (a) If the Participant made any voluntary after-tax contributions to this or any other defined contribution plan that is maintained by the Participating Company or an Affiliated Company, which after-tax contributions were not matched by matching contributions, within the meaning of Code Section 401(m), such after-tax contributions shall be returned to the Participant to the extent of any excess Annual Additions.

              (b) If excess Annual Additions remain after the application of the above rule, if the Participant made any Pre-Tax Contributions to this or any other defined contribution plan that is maintained by the Participating Company or an Affiliated Company, which Pre-Tax Contributions were not matched by matching contributions, within the meaning of Code Section 401(m), such Pre-Tax Contributions shall be returned to the Participant to the extent of any excess Annual Additions.

              (c) If excess Annual Additions remain after the application of the above rule, if the Participant made any after-tax contributions to this or any other defined contribution plan that is maintained by the Participating Company or an Affiliated Company, which after-tax contributions were matched by matching contributions, within the meaning of Code Section 401(m), any such after-tax contributions shall be returned to the Participant and any matching contributions attributable thereto shall be reduced to the extent necessary to eliminate any remaining excess Annual Additions.

              (d) If excess Annual Additions remain after the application of the above rule, if the Participant made any Pre-Tax Contributions to this or any other defined contribution plan that is maintained by the Participating Company or an Affiliated Company, which Pre-Tax Contributions were matched by matching contributions, within the meaning of Code Section 401(m), any such Pre-Tax Contributions shall be returned to the Participant and any matching contributions attributable thereto shall be reduced to the extent necessary to eliminate any remaining excess Annual Additions.

              (e) In the event excess amounts remain after making the correction provided under (a)-(d) above, to the extent of such excess amount, the Company Basic Contributions on behalf of the Participant in accordance with
    Section 5.2 hereof shall be reduced.

              (f) Any excess Annual Additions other than excess amounts returned to the Participant in accordance with this Section shall be applied to reduce contributions by the appropriate Participating Company for the Plan Year, and each succeeding Plan Year, if necessary. Until applied to reduce Participating Company contributions, any such excess amounts shall be held unallocated in a suspense account and no earnings or losses arising from investments of the assets of the Plan shall be allocated to such suspense account.

16.6 Affiliated Company.
     ------------------

         For purposes of this Article XVI, the status of an entity as an Affiliated Company shall be determined by reference to the percentage tests set forth in Code Section 415(h).

16.7 Compensation.
     ------------

         For the limited purpose of applying the provisions of this Article XVI and Article XX, "compensation" means all wages, salaries, and fees for professional services and other amounts received for personal services actually rendered in the course of employment with a Participating

Company or an Affiliated Company of such Participating Company (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements, and expense allowances under a nonaccountable plan (as described in Treas. Reg. Section 1.61-2(c)), and excluding the following:

              (a) Contributions to a plan of deferred compensation which are not includible in the Employee's gross income for the taxable year in which contributed, or contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

              (b) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

              (c) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

              (d) Other amounts which received special tax benefits, or contributions made by the Participating Company or an Affiliated Company of such Participating Company (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Code Section 403(b) (whether or not the amounts are actually excludable from the gross income of the Employee).

         Compensation for any Plan Year is the compensation actually paid or includible in the Participant's gross income during such year.

                                 ARTICLE XVII

                           RESTRICTION ON ALIENATION

17.1 General Restrictions Against Alienation.
     ---------------------------------------

              (a) The interest of any Participant or Beneficiary in the income, benefits, payments, claims or rights hereunder, or in the Trust Fund shall not in any event be subject to sale, assignment, hypothecation, or transfer. Each Participant and Beneficiary is prohibited from anticipating, encumbering, assigning, or in any manner alienating his/her interest under the Trust Fund, and is without power to do so, except as may otherwise be provided for in the Trust Agreement. The interest of any Participant or Beneficiary shall not be liable or subject to his/her debts, liabilities, or obligations, now contracted, or which may be subsequently contracted. The interest of any Participant or Beneficiary shall be free from all claims, liabilities, bankruptcy proceedings, or other legal process now or hereafter incurred or arising; and the interest or any part thereof, shall not be subject to any judgment rendered against the Participant or Beneficiary.

              (b) In the event any person attempts to take any action contrary to this Article XVII, that action shall be void and the Company, any Participating Company, the Administrative Committee, the Trustees and all Participants and their Beneficiaries, may disregard that action and are not in any manner bound thereby, and they, and each of them separately, shall suffer no liability for any disregard of that action, and shall be reimbursed on demand out of the Trust Fund for the amount of any loss, cost or expense incurred as a result of disregarding or of acting in disregard of that action.

              (c) The preceding provisions of this Section 17.1 shall be interpreted and applied by the Administrative Committee in accordance with the requirements of Code Section 401(a)(13) as construed and interpreted by authoritative judicial and administrative rulings and regulations.

17.2 Nonconforming Distributions Under Court Order.
     ---------------------------------------------

              (a) In the event that a court with jurisdiction over the Plan and the Trust Fund shall issue an order or render a judgment requiring that all or part of a Participant's interest under the Plan and in the Trust Fund be paid to a Spouse, former Spouse and/or children of the Participant by reason of or in connection with the marital dissolution and/or marital separation of the Participant and the Spouse, and/or some other similar proceeding involving marital rights and property interests, then notwithstanding the provisions of Section 17.1 the Administrative Committee may, in its absolute discretion, direct the applicable Trustee to comply with that court order or judgment and distribute assets of the Trust Fund in accordance therewith.

              (b) The Administrative Committee's decision with respect to compliance with any such court order or judgment shall be made in its absolute discretion and shall be binding upon the Trustee and all Participants and their Beneficiaries, provided, however, that the Administrative Committee in the exercise of its discretion shall not make payments in accordance with the terms of an order which is not a qualified domestic relations order or which the Administrative Committee determines would jeopardize the continued qualification of the Plan and Trust under
    Section 401 of the Code. Notwithstanding the foregoing, if a domestic relations order requires payment to an alternate payee prior to the date the Participant attains age fifty (50), but otherwise satisfies the requirements for a qualified domestic relations order under Code Section 414(p), the Administrative Committee may make a distribution to the alternate payee prior to the date the Participant attains age fifty (50) as if such distribution is required by a qualified domestic relations order.

              (c) Neither the Plan, the Company, a Participating Company, the Administrative Committee nor the Trustee shall be liable in any manner to any person, including any Participant or Beneficiary, for complying with any such court order or judgment.

              (d) Nothing in this Section 17.2 shall be interpreted as placing upon the Company, a Participating Company, the Administrative Committee or any Trustee any duty or obligation to comply with any such court order or judgment. The Administrative Committee may, if in its absolute discretion it deems it to be in the best interests of the Plan and the Participants, determine that any such court order or judgment shall be resisted by means of judicial appeal or other available judicial remedy, and in that event the Trustee shall act in accordance with the Administrative Committee's directions.

              (e) The Administrative Committee shall adopt procedures and provide notification to a Participant and alternate payees in connection with a "qualified domestic relations order," to the extent required under Code Section 414(p).

                                 ARTICLE XVIII

                                PLAN AMENDMENTS

18.1 Amendments.
     ----------

         The Board of Directors may at any time, and from time to time, amend the Plan by an instrument in writing executed in the name of the Company by an officer or officers duly authorized to execute such instrument, and delivered to the applicable Trustee. However, no amendment shall be made at any time, the effect of which would be:

              (a) To cause any assets of the Trust Fund to be used for or diverted to purposes other than providing benefits to the Participants and their Beneficiaries, and defraying reasonable expenses of administering the Plan, except as provided in Section 5.11;

              (b) To have any retroactive effect so as to deprive any Participant or Beneficiary of any accrued benefit to which he/she would be entitled under this Plan if his/her employment were terminated immediately before the amendment, to the extent so doing would contravene Code Section 411(d)(6);

              (c) To eliminate or reduce a subsidy or early retirement benefit or an optional form of benefit to the extent so doing would contravene Code
    Section 411(d)(6); or

              (d) To increase the responsibilities or liabilities of a Trustee or an Investment Manager without his/her written consent.

18.2 Retroactive Amendments.
     ----------------------

         Notwithstanding any provisions of this Article XVIII to the contrary, the Plan may be amended prospectively or retroactively (as provided in Section 401(b) of the Code) to make the Plan conform to any provision of ERISA, any Code provisions dealing with tax-qualified employees' trusts, or any regulation under either.

                                  ARTICLE XIX

                                 MISCELLANEOUS

19.1 No Enlargement of Employee Rights.
     ---------------------------------

              (a) This Plan is strictly a voluntary undertaking on the part of the Company and any Participating Company and shall not be deemed to constitute a contract between the Company and any Participating Company and any Employee, or to be consideration for, or an inducement to, or a condition of, the employment of any Employee.

              (b) Nothing contained in this Plan or the Trust shall be deemed to give any Employee the right to be retained in the employ of a Participating Company or to interfere with the right of a Participating Company to discharge or retire any Employee at any time.

              (c) No Employee, nor any other person, shall have any right to or interest in any portion of the Trust Fund other than as specifically provided in this Plan.

19.2 Mailing of Payments; Lapsed Benefits.
     ------------------------------------

              (a) All payments under the Plan shall be delivered in person or mailed to the last address of the Participant or, in the case of the death of the Participant, to the last address of the Beneficiary or any other person entitled to such payments under the terms of the Plan.

              (b) In the event that a benefit is payable under this Plan to a Participant, a Beneficiary, or any other person, and after reasonable efforts such person cannot be located for the purpose of paying the benefit, the benefit shall be forfeited and as soon thereafter as practicable shall be applied to reduce contributions by the Company. In the event any person entitled to payment of a benefit that has been forfeited in accordance with this Section 19.2 submits a claim for such benefit, the amount forfeited shall be reinstated (without regard to any interest or investment earnings on such amount) and paid to the claimant as soon as practicable following the claimant's production of reasonable proof of his/her identity and entitlement to such benefit. Payment shall be made out of current forfeitures, or if necessary, the Company shall make an additional contribution for purposes of paying such benefit.

              (c) For purposes of this Section 19.2, the term "Beneficiary" shall include any person entitled under Section 11.3 to receive the interest of a deceased Participant or deceased designated Beneficiary. It is the intention of this provision that the benefit will be distributed to an eligible Beneficiary in a lower priority category under Section 11.3 if no eligible Beneficiary in a higher priority category can be located by the Administrative Committee after reasonable efforts have been made.

              (d) Notwithstanding the foregoing, in the event that the Plan is terminated, the following rules shall apply:

                   (i) All Participants (including Participants who have not previously claimed their benefits under the Plan) shall be notified of their right to receive a distribution of their interests in the Plan;

                   (ii) All Participants shall be given a reasonable length of time, which shall be specified in the notice, in which to claim their benefits;

                   (iii) The benefits of any Participants (and their Beneficiaries) who do not claim their benefits within the designated time period shall escheat to the state in accordance with applicable state law.

                   (iv) The Administrative Committee shall prescribe such rules as it may deem necessary or appropriate with respect to the notice and escheat rules stated above.

              (e) Should it be determined that the preceding rules relating to escheat of benefits upon Plan termination are inconsistent with any of the provisions of the Code and/or ERISA, these provisions shall become inoperative without the need for a Plan amendment and the Administrative Committee shall prescribe rules that are consistent with the applicable provisions of the Code and/or ERISA.

19.3 Addresses.
     ---------

         Each Participant shall be responsible for furnishing the Administrative Committee with his/her correct current address and the correct current name and address of his/her Beneficiary or Beneficiaries.

19.4 Notices and Communications.
     --------------------------

              (a) All applications, notices, designations, elections, and other communications from Participants shall be in writing, on forms prescribed by the Administrative Committee and shall be mailed or delivered to the office designated by the Administrative Committee, and shall be deemed to have been given when received by that office.

              (b) Each notice, report, remittance, statement and other communication directed to a Participant or Beneficiary shall be in writing and may be delivered in person or by mail. An item shall be deemed to have been delivered and received by the Participant when it is deposited in the United States Mail with postage prepaid, addressed to the Participant or Beneficiary at his/her last address of record with the Administrative Committee.

19.5 Reporting and Disclosure.
     ------------------------

         The Plan Administrator shall be responsible for the reporting and disclosure of information required to be reported or disclosed by the plan administrator pursuant to ERISA or any other applicable law.

19.6 Governing Law.
     -------------

         All legal questions pertaining to the Plan shall be determined in accordance with the provisions of ERISA and the laws of the State of California. All contributions made hereunder shall be deemed to have been made in California.

19.7 Interpretation.
     --------------

              (a) Article and Section headings are for convenient reference only and shall not be deemed to be part of the substance of this instrument or in any way to enlarge or limit the contents of any Article or Section. Unless the context clearly indicates otherwise, masculine gender shall include the feminine, and the singular shall include the plural and the plural the singular.

              (b) The provisions of this Plan shall in all cases be interpreted in a manner that is consistent with this Plan satisfying the requirements of Code Section 401(a).

19.8 Withholding for Taxes.
     ---------------------

         Any payments out of the Trust Fund may be subject to withholding for taxes as may be required by any applicable federal or state law.

19.9 Limitation on Company, Participating Company, Committees and Trustee
     --------------------------------------------------------------------
     Liability.
     ---------

         Any benefits payable under this Plan shall be paid or provided for solely from the Trust Fund and neither the Company, any Participating Company, the Committees described in Article XII nor the Trustee assume any responsibility for the sufficiency of the assets of the Trust to provide the benefits payable hereunder.

19.10  Successors and Assigns.
       ----------------------

         This Plan and the Trust established hereunder shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

19.11 Counterparts.
      ------------

         This Plan document may be executed in any number of identical counterparts, each of which shall be deemed a complete original in itself and may be introduced in evidence or used for any other purpose without the production of any other counterparts.

                                  ARTICLE XX

                             TOP-HEAVY PLAN RULES

20.1 Applicability.
     -------------

              (a) Notwithstanding any provision in this Plan to the contrary, the provisions of this Article XX shall apply in the case of any Plan Year commencing on or after January 1, 1984 in which the Plan is determined to be a Top-Heavy Plan under the rules of Section 20.3.

              (b) Except as is expressly provided to the contrary, the rules of this Article XX shall be applied after the application of the Affiliated Company rules of Section 2.3.

20.2 Definitions.
     -----------

              (a) For purposes of this Article XX, the term "Key Employee" shall mean any Employee or former Employee who, at any time during the Plan Year or any of the four (4) preceding Plan Years, is or was --

                   (i) An officer of a Participating Company having an annual compensation greater than fifty percent (50%) of the amount in effect under Code Section 415(b)(1)(A) for this Plan Year. However, no more than fifty (50) Employees (or, if lesser, the greater of three (3) or ten percent (10%) of the Employees) shall be treated as officers;

                   (ii) One of the ten (10) employees having annual compensation from a Participating Company of more than the limitation in effect under Code Section 415(c)(1)(A) and owning (or considered as owning within the meaning of Code Section 318) the largest interests in the Company. For this purpose, if two (2) Employees have the same interest in the Company, the employee having greater annual compensation from the Company shall be treated as having a larger interest;

                   (iii)  A Five-Percent Owner of a Participating Company; or

                   (iv) A One Percent Owner of a Participating Company having an annual compensation from the Company of more than one hundred fifty thousand dollars ($150,000).

              (b) For purposes of this Section 20.2, the term "Five-Percent Owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than five percent (5%) of the outstanding stock of a Participating Company or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Company. The rules of Subsections (b), (c), and (m) of Code Section 414 shall not apply for purposes of applying these ownership rules. Thus, this ownership test shall be applied separately with respect to every Participating Company.

              (c) For purposes of this Section 20.2, the term "One Percent Owner" means any person who would be described in Subsection (b) if "one percent (1%)" were substituted for "five percent (5%)" each place where it appears therein.

              (d) For purposes of this Section 20.2, the rules of Code Section 318(a)(2)(C) shall be applied by substituting "five percent (5%)" for "fifty percent (50%)."

              (e) For purposes of this Article XX, the term "Non-Key Employee" shall mean any Employee who is not a Key Employee.

              (f) For purposes of this Article XX, the terms "Key Employee" and "Non-Key Employee" include their Beneficiaries. Any benefits payable from the Plan following the death of a Participant shall be treated as payable to the Participant.

20.3 Top-Heavy Status.
     ----------------

              (a) The term "Top-Heavy Plan" means, with respect to any Plan Year --

                   (i) Any defined benefit plan if, as of the Determination Date, the present value of the cumulative accrued benefits under the Plan for Key Employees exceeds sixty percent (60%) of the present value of the cumulative accrued benefits under the plan for all Employees, and

                   (ii) Any defined contribution plan if, as of the Determination Date, the aggregate of the account balances of Key Employees under the Plan exceeds sixty percent (60%) of the present value of the aggregate of the account balances of all Employees under the plan.

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

For purposes of this Subsection (a), the term "Determination Date" means, with respect to any Plan Year, the last day of the preceding Plan Year. In the case of the first Plan Year of any plan, the term "Determination Date" shall mean the last day of that Plan Year.

The present value of account balances under a defined contribution plan shall be determined as of the most recent valuation date. The present value of accrued benefits under a defined benefit plan shall be determined as of the same valuation date as used for computing plan costs for minimum funding. The present value of the cumulative accrued benefits of a Non-Key Employee shall be determined under either:

                   (i) the method, if any, that uniformly applies for accrual purposes under all plans maintained by affiliated companies, within the meaning of Code Sections 414(b), (c), (m) or (o); or

                   (ii) if there is no such method, as if such benefit accrued not more rapidly than the lowest accrual rate permitted under the fractional accrual rate of Section 411(b)(1)(C) of the Code.

              (b) Each plan maintained by a Participating Company required to be included in an Aggregation Group shall be treated as a Top-Heavy Plan if the Aggregation Group is a Top-Heavy Group. If a plan maintained by a Participating Company is part of an Aggregation Group which is not a Top-Heavy Group, then notwithstanding anything to the contrary in this Subsection (b), no plan of a Participating Company in that Aggregation Group shall be treated as a Top-Heavy Plan.

                   (i)  The term "Aggregation Group" means --

                        (A) Each Plan of a Participating Company in which a Key
              Employee is a Participant, and

                        (B) Each other plan of a Participating Company which
              enables any plan described in Subparagraph (A) to meet the requirements of Code Sections 401(a)(4) or 410.

         Also, any plan not required to be included in an Aggregation Group under the preceding rules may be treated as being part of such group if the group would continue to meet the requirements of Code

         Sections 401(a)(4) and 410 with the plan being taken into account.

                   (ii) The term "Top-Heavy Group" means any Aggregation Group if the sum (as of the Determination Date) of --

                        (A) The present value of the cumulative accrued benefits
              for Key Employees under all defined benefit plans included in the group, and

                        (B) The aggregate of the account balances of Key
              Employees under all defined contribution plans included in the group exceeds sixty percent (60%) of a similar sum determined for all Employees.

                   (iii)  For purposes of determining --

                        (A) The present value of the cumulative accrued benefit
              of any Employee, or

                        (B)  The amount of the account balance of any Employee,

         such present value or amount shall be increased by the aggregate distributions made with respect to the Employee under the plan during the five (5) year period ending on the Determination Date. The preceding rule shall also apply to distributions under a terminated plan which, if it had not been terminated, would have been required to be included in an Aggregation Group. Also, any rollover contribution or similar transfer initiated by the Employee and made after December 31, 1983 to a plan shall not be taken into account with respect to the transferee plan for purposes of determining whether such plan is a Top-Heavy Plan (or whether any Aggregation Group which includes such plan is a Top-Heavy Group).

              (c) If any individual is a Non-Key Employee with respect to any plan for any Plan year, but the individual was a Key Employee with respect to the plan for any prior Plan Year, any accrued benefit for the individual (and the account balance of the individual) shall not be taken into account for purposes of this Section 20.3.

              (d) If any individual has not received any Compensation from a Participating Company (other than benefits under the Plan) or performed any services at any time during the five (5) year period ending on the Determination Date, any accrued benefit for such individual (and the account balance of the individual) shall not be taken into account for purposes of this Section 20.3.

20.4 Minimum Contributions.
     ---------------------

         For each Plan Year in which the Plan is Top-Heavy, the minimum contributions for that year shall be determined in accordance with the rules of this Section 20.4.

              (a) Except as provided below, the minimum contribution (excluding amounts deferred under a cash or deferred arrangement under Section 401(k) of the Code) for each Non-Key Employee who has not separated from service as of the last day of the Plan Year, regardless of whether such Non-Key Employee has less than 1,000 Hours of Service during the Plan Year, shall be not less than three percent (3%) of his/her Compensation.

              (b) Subject to the following rules of this Subsection (b), the percentage set forth in Subsection (a) above shall not be required to exceed the percentage at which contributions (including amounts deferred under a cash or deferred arrangement under Section 401(k) of the Code) are made (or are required to be made) under the Plan for the year for the Key Employee for whom the percentage is the highest for the year. This determination shall be made by dividing the contributions for each Key Employee by so much of his/her total compensation for the year as does not exceed the maximum permissible under Code Section 401(a)(17) for the year. For purposes of this Subsection (b), all defined contribution plans required to be included in an Aggregation Group shall be treated as one plan. However, the rules of this Subsection (b) shall not apply to any plan required to be included in an Aggregation Group if the plan enables a defined benefit plan to meet the requirements of Code Section 401(a)(4) or 410.

              (c) The requirements of this Section 20.4 must be satisfied without taking into account contributions under chapter 2 or 21 of the Code, Title II of the Social Security Act, or any other Federal or State law.

              (d) In the event a Participant is covered by both a defined contribution and a defined benefit plan maintained by the Participating Company, both of which are determined to be Top-Heavy Plans, the defined benefit minimum shall be provided under the defined benefit plan, but shall be offset by the benefits provided under the defined contribution plan.

              (e) For purposes of determining Participating Company Contributions under Article V, in no instance may the Plan take into account an Employee's Compensation in excess of the first two hundred thousand dollars ($200,000) (or such greater amount as may be permitted pursuant to Section 401(a)(17) of the Code). For purposes of this Section 20.4, an Employee's Compensation shall be determined in accordance with Section 16.7.

20.5 Maximum Annual Addition.
     -----------------------

              (a) Except as set forth below, in the case of any Top-Heavy Plan the rules of Code Section 415(e)(2)(B) and (3)(B) shall be applied by substituting "1.0" for "1.25."

              (b) The rule set forth in (a) above shall not apply if the requirements of both (i) and (ii), below, are satisfied.

                   (i) The requirements of this Paragraph (i) are satisfied if the rules of Section 20.4(a) above would be satisfied after substituting "four percent (4%)" for "three percent (3%)" where it appears therein with respect to participants covered only under a defined contribution plan.

                   (ii) The requirements of this Paragraph (ii) are satisfied if the Plan would not be a Top-Heavy Plan if "ninety percent (90%)" were substituted for "sixty percent (60%)" each place it appears in Subsection 20.3(a).

              (c) The rules of Subsection (a) above shall not apply with respect to any Employee as long as there are no --

                   (i) Company contributions, forfeitures, or voluntary nondeductible contributions allocated to the Employee under a defined contribution plan maintained by a Participating Company, or

                   (ii) Accruals by the Employee under a defined benefit plan maintained by a Participating Company.

20.6 Vesting Rules.
     -------------

         In the event that the Plan is determined to be Top-Heavy in accordance with the rules of Section 20.3, then the vesting schedule of the Plan must be changed to that set forth below:

                                                  Nonforfeitable
               Years of Service                     Percentage
               ----------------                   --------------
                     2                                 20%
                     3                                 40%
                     4                                 60%
                     5                                 80%
                     6 or more                        100%

         If the vesting provisions under Section 8.1 shift in or out of the above schedule for any Plan Year because of the Plan's Top-Heavy status, such shift is an amendment to the vesting provisions to which the election under
Section 8.1(d) applies.

20.7 Non-Eligible Employees.
     ----------------------

         The rules of this Article XX shall not apply to any Employee included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one or more employers if there is evidence that retirement benefits were the subject of good-faith bargaining between such employee representatives and the employer or employers.

         IN WITNESS WHEREOF, in order to record the adoption of this Plan, ZERO Corporation, has caused this instrument to be executed by its duly authorized officers this _______ day of _______________, 19__, effective, however, as of January 1, 1994 except as otherwise expressly provided herein.


                                                 ZERO CORPORATION


                                                 By:________________________


                                                 By:________________________